    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1995

                                                       REGISTRATION NO. 33-92842
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                           --------------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1


                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                       GLENBROOK LIFE AND ANNUITY COMPANY
             (Exact name of registrant as specified in its charter)

            ILLINOIS                          6311                    35-1113325
  (State or other Jurisdiction    (Primary Standard Industrial     (I.R.S. Employer
      of Incorporation or         Classification Code Number)   Identification Number)
         Organization)

                           --------------------------

                               3100 Sanders Road
                           Northbrook, Illinois 60062
                    (Address of Principal Executive Office)
                           --------------------------

                          MICHAEL J. VELOTTA, Esquire
                 Vice President, Secretary and General Counsel
                       Glenbrook Life and Annuity Company
                               3100 Sanders Road
                           Northbrook, Illinois 60062
                                  708/402-2400
                (Name and Complete Address of Agent for Service)

                         ------------------------------


                                   COPIES TO:



          Mark J. Mackey, Esq.                       John R. Hedrick, Esq.
    Routier, Mackey and Johnson, P.C.       Allstate Life Financial Services, Inc.
           1700 K Street N.W.                          3100 Sanders Road
         Washington, D.C. 20006                      Northbrook, IL 60062


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  THE ANNUITY CONTRACT COVERED BY THIS REGISTRATION STATEMENT IS TO BE ISSUED
                               PROMPTLY AND FROM
     TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: /X/

                     CALCULATION OF REGISTRATION FEE CHART


                                                               PROPOSED MAXIMUM
                                             PROPOSED MAXIMUM     AGGREGATE        AMOUNT OF
  TITLE OF EACH CLASS OF      AMOUNT TO BE    OFFERING PRICE       OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED       PER SHARE           PRICE             FEE
Deferred Annuity Contracts
 and Participating
 Interests therein.........   $150,000,000          *                 *            $51,724.14


* These Contracts are not issued in predetermined amounts or units

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       GLENBROOK LIFE AND ANNUITY COMPANY
                             CROSS REFERENCE SHEET

                    PURSUANT TO REGULATION S-K, ITEM 501(B)

FORM S-1 ITEM NUMBER AND CAPTION                                  HEADING IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
 1.        Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Outside Front Cover Page
 2.        Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover
 3.        Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges...........................  Inside Front Cover; The Accumulation Phase
 4.        Use of Proceeds......................................  Investments
 5.        Determination of Offering Price......................  Not Applicable
 6.        Dilution.............................................  Not Applicable
 7.        Selling Security Holders.............................  Not Applicable
 8.        Plan of Distribution.................................  Purchase of the Contracts; Distribution of the
                                                                   Contracts
 9.        Description of Securities to be Registered...........  The Purchase of the Contract; The Parties to the
                                                                   Contract; The Death Benefit Provisions; The Payout
                                                                   Phase; Federal Tax Matters; Taxation of Annuities in
                                                                   General
10.        Interests of Named Experts and Counsel...............  Not Applicable
11.        Information with Respect to the Registrant...........  The Company; Business; Selected Financial Data;
                                                                   Competition; Employees; Properties; State and
                                                                   Federal Regulation; Executive Officers and Directors
                                                                   of the Company; Executive Compensation; Legal
                                                                   Proceedings
12.        Disclosure of Commission Position on Indemni-fication
            for Securities Act Liabilities......................  Not Applicable

                       GLENBROOK LIFE AND ANNUITY COMPANY
                               3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062

                                 (800) 755-5275

             INDIVIDUAL FLEXIBLE PAYMENT DEFERRED ANNUITY CONTRACTS


This prospectus describes the Individual Flexible Payment Deferred Annuity Contract ("Contract") offered by Glenbrook Life and Annuity Company ("Company"), a wholly owned subsidiary of Allstate Life Insurance Company. Allstate Life Financial Services, Inc. is the principal underwriter.


The Contract has the flexibility to allow you to shape an annuity to fit your particular needs. It is designed to aid you in your choice of short-term, mid-term, or long-term financial planning and can be used for retirement planning regardless of whether the plan qualifies for special federal income tax treatment. The Company will accept an initial purchase payment of $3,000 ($2,000 for a Qualified Contract). Additional purchase payments of $100 or more may be added to the Contract.

Withdrawals under the Contract may be subject to a Market Value Adjustment. Therefore, the Owner bears some investment risk under the Contract.


The Contracts may be distributed through broker-dealers which have relationships with banks or other financial institutions; however, the Contracts are not deposits, or obligations of, or guaranteed by such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal. THESE CONTRACTS ARE NOT FDIC INSURED.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

   PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR FUTURE REFERENCE.


               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 1, 1995.

               THE CONTRACTS MAY NOT BE AVAILABLE IN ALL STATES.

At least once each Contract Year prior to the Payout Start Date, the Company will send the Owner an annual statement that contains certain information pertinent to the individual Owner's Contract. The annual statement details values and specific Contract data that applies to each particular Contract. The annual statement does not contain financial statements of the Company. The Company, however, is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESMAN, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.

------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                      PAGE
GLOSSARY............................................................................................      4
THE CONTRACTS.......................................................................................      6
   The Purchase of the Contract.....................................................................      6
   The Accumulation Phase...........................................................................      7
   The Parties to the Contract......................................................................     11
   The Death Benefit Provisions.....................................................................     12
   The Payout Phase.................................................................................     13
AMENDMENT OF THE CONTRACTS..........................................................................     14
DISTRIBUTION OF THE CONTRACTS.......................................................................     15
FEDERAL TAX MATTERS.................................................................................     15
   Introduction.....................................................................................     15
   Taxation of the Company..........................................................................     15
   Taxation of Annuities in General.................................................................     15
       Tax Deferral.................................................................................     15
       Taxation of Partial and Full Withdrawals.....................................................     15
       Taxation of Annuity Payments.................................................................     16
       Taxation of Annuity Death Benefits...........................................................     16
       Penalty Tax on Premature Distributions.......................................................     16
       Aggregation of Annuity Contracts.............................................................     16
       IRS Required Distribution at Death Rules.....................................................     16

                                   (TABLE OF CONTENTS CONTINUED)
                                                                                                       PAGE
   Qualified Plans..................................................................................     17
   Types of Qualified Plans.........................................................................     17
       Individual Retirement Annuities..............................................................     17
       Simplified Employee Pension Plans............................................................     17
       Tax Sheltered Annuities......................................................................     17
       Corporate and Self-Employed Pension and Profit Sharing Plans.................................     17
       State and Local Government and Tax-Exempt Organization Deferred
        Compensation Plans..........................................................................     17
   Income Tax Withholding...........................................................................     18
THE COMPANY.........................................................................................     18
   Business.........................................................................................     18
   Reinsurance Agreements...........................................................................     18
   Investments by the Company.......................................................................     18
SELECTED FINANCIAL DATA.............................................................................     20
   Management's Discussion and Analysis of Financial Condition and Results
    of Operations...................................................................................     20
       General......................................................................................     20
       Results of Operations........................................................................     21
       Liquidity and Capital Resources..............................................................     21
       Segment Information..........................................................................     21
       Reserves.....................................................................................     21
       Investments..................................................................................     21
       Pending Accounting Standards.................................................................     21
   Three and Six Month Periods Ended June 30, 1995..................................................     21
       General......................................................................................     21
       Results of Operations and Financial Condition................................................     22
       Liquidity and Capital Resources..............................................................     22
       Pending Accounting Standards.................................................................     22
COMPETITION.........................................................................................     22
EMPLOYEES...........................................................................................     22
PROPERTIES..........................................................................................     22
STATE & FEDERAL REGULATION..........................................................................     23
EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY.....................................................     23
EXECUTIVE COMPENSATION..............................................................................     25
LEGAL PROCEEDINGS...................................................................................     26
EXPERTS.............................................................................................     26
LEGAL MATTERS.......................................................................................     26
FINANCIAL STATEMENTS................................................................................    F-1
APPENDIX A..........................................................................................    A-1

GLOSSARY              ACCOUNT(S)  -- Are  distinguished by Guarantee  Period(s) and the
                      dates  the  period(s)  begins.  Accounts  are  established   when
                      purchase  payments are made and when previous accounts expire and a new Guarantee Period is selected.

                      ACCOUNT VALUE -- The Account  Value is the accumulation of  funds
                      allocated   to  that  Account  and  interest  credited  less  any
                      withdrawals.

                      ADJUSTED ACCOUNT  VALUE  -- The  Account  Value adjusted  by  any
                      Market Value Adjustment.

                      ANNUITANT(S)  -- The person or  persons whose life determines the latest Payout  Start Date  and  the amount  and duration  of  any income  payments for  Income Plan  options other  than Guaranteed
                      Payments for a Specified Period.

                      BENEFICIARY(IES) -- The  person(s) to whom  any benefits are  due when a Death Benefit is payable and there is no surviving Owner.

                      COMPANY("WE," "US") -- Glenbrook Life and Annuity Company.

                      CONTRACT  --  The  Glenbrook Life  and  Annuity  Company Flexible
                      Payment Deferred Annuity Contract, known as "The Glenbrook Choice
                      Plus" that is described in this prospectus.

                      CONTRACT ANNIVERSARY  --  An anniversary  of  the date  that  the
                      Contract was issued.

                      CONTRACT VALUE -- The sum of all Account Values.

                      CONTRACT  YEAR -- A  period of 12 months  starting with the issue date or any Contract Anniversary.

                      DEATH BENEFIT -- The Death Benefit is the Contract Value plus any positive Market Value  Adjustment applied to  the portion of  the
                      Contract Value in excess of the Free Withdrawal Amount.

                      FREE  WITHDRAWAL AMOUNT -- A portion  of each Account Value which may be withdrawn each year without incurring a Withdrawal  Charge or a Market Value Adjustment.

                      GUARANTEE  PERIOD  -- A  period of  years  for which  a specified effective annual interest rate is guaranteed by the Company.

                      INCOME PLAN -- One of several ways in which a series of  payments are  made after the Payout Start  Date. Income payments are based on the Contract  Value adjusted  by any  applicable Market  Value
                      Adjustment on the Payout Start Date.

                      ISSUE DATE -- The date the Contract becomes effective.

                      MARKET  VALUE  ADJUSTMENT --  The Market  Value Adjustment  is an
                      increase or  decrease  in  a withdrawal  payment,  Death  Benefit payment or in the amount applied to an Income Plan reflecting the impact  of changes in interest rates between the time the Account was established and the time of distribution.

                      OWNER(S)("YOU") -- The person or persons designated as the  Owner in the Contract.

                      PAYOUT  START DATE -- The date the Contract Value adjusted by any
                      Market Value Adjustment is applied to an Income Plan.

                      TREASURY RATE -- The U.S. Treasury Note Constant Maturity  weekly yield as reported in Federal Reserve Bulletin Release H.15.

                      WITHDRAWAL  CHARGE -- The charge that  is assessed by the Company on withdrawals in excess of the Free Withdrawal Amount.

--------------------------------------------------------------------------------

THE CONTRACTS
THE PURCHASE OF     1.    WHAT    IS    THE    PURPOSE    OF    THE   CONTRACT?
THE CONTRACT        The Contract described  in this prospectus  is designed  to
                    aid   you  in  your  choice  of  short-term,  mid-term,  or
                    long-term financial planning and can be used for retirement planning regardless  of  whether  the  plan  qualifies  for special  federal income tax treatment.  The Contract has an accumulation phase  and a  payout phase.  The  accumulation phase  is the  first of  the two  phases and  begins on the issue date  and  continues  until the  Payout  Start  Date.
                    During  the accumulation phase, interest is credited to the purchase payment(s) and both a cash withdrawal benefit  and a  Death Benefit are available.  The payout phase begins on the Payout Start Date and provides income payments under an
                    Income Plan. The payout  phase continues until the  Company makes the last payment as provided by the Income Plan.

                    2. HOW IS A CONTRACT PURCHASED?
                    The  minimum  initial  purchase  payment  the  Company will
                    accept  is  $3,000  ($2,000  for  a  qualified   contract).
                    Additional  purchase payments of $100  or more may be added to the  Contract.  The  Owner  must  select  the  Guarantee
                    Period(s)  in  which  to  allocate  each  purchase payment.
                    Guarantee  Periods  will  be   offered  at  the   Company's
                    discretion  and may  range from one  to ten  years. No less than $100 may be allocated to any one Guarantee Period. The
                    Company reserves the right to limit or increase the  amount of purchase payments it will accept.

                    3.   DOES  THIS   CONTRACT  HAVE   A  FREE-LOOK  PROVISION?
                    Yes. The Owner  may cancel the  Contract anytime within  20 days  after receipt of the  Contract, or longer if required by state law,  and receive  a full refund  of all  purchase payments.  For  Contracts issued  in California,  the Owner will receive the greater of  the Adjusted Account Value  or the sum of all purchase payments.

                    4.  CAN ADDITIONS BE MADE TO THE CONTRACT AFTER THE INITIAL
                    PURCHASE PAYMENT?
                    Yes, additional purchase payments may  be made at any  time during  the accumulation phase  of the Contract. Subsequent purchase payments must  be at  least $100 and  may be  made from  a bank account through  Automatic Additions. For each
                    purchase  payment,  the  Owner  must  select  a   Guarantee
                    Period(s)  to which the purchase payment will be allocated.
                    The Company  reserves  the right  to  limit the  number  of additional purchase payments.

                    5.  ONCE A CONTRACT IS PURCHASED, HOW IS THE OWNER INFORMED
                    AS TO THE STATUS OF THE CONTRACT?
                    There are several ways an Owner may receive information about the Contract. At least once a year, prior to the Payout Start Date, the Owner will be sent a statement containing Account Value information of the Contract.
                    Another option the Owner has is to call the Company's customer support unit directly at 1-800-755-5275.

THE ACCUMULATION    6.    HOW   IS   INTEREST   CREDITED   TO   THE   CONTRACT?
PHASE               Interest will be credited to initial purchase payments from the Issue  Date. Interest  will be  credited to  subsequent purchase  payments from the date of receipt by the Company.
                    No deductions are made  from purchase payments.  Therefore, the full amount of every purchase payment is invested in an
                    Account  for accumulation of interest. Interest is credited daily to each Guarantee Period in the Contract and is based upon the interest  rate of the  Guarantee Period which  has been chosen.

                    The  following  example  illustrates how  an  Account Value would grow  given an  assumed purchase  payment,  Guarantee
                    Period,  and effective annual  interest rate. The effective annual interest rate is defined as the yield resulting when
                    interest  credited  at  the   underlying  daily  rate   has
                    compounded for a full year.


           EXAMPLE OF INTEREST CREDITING DURING THE GUARANTEE PERIOD:

Purchase Payment:..............................................  $10,000.00
Guarantee Period:..............................................     5 years
Effective Annual Rate:.........................................       5.50%

                             END OF CONTRACT YEAR:


                                             YEAR 1         YEAR 2         YEAR 3         YEAR 4         YEAR 5
                                          -------------  -------------  -------------  -------------  -------------
Beginning Account Value                   $   10,000.00
  X (1 + Effective Annual Rate)                   1.055
                                          -------------
                                          $   10,550.00
Account Value at end of Contract                         $   10,550.00
  year 1 X (1 + Effective Annual                                 1.055
                                                         -------------
   Rate)                                                 $   11,130.25
Account Value at end of Contract                                        $   11,130.25
  year 2 X (1 + Effective Annual                                                1.055
                                                                        -------------
   Rate)                                                                $   11,742.41
Account Value at end of Contract                                                       $   11,742.41
  year 3 X (1 + Effective Annual                                                               1.055
                                                                                       -------------
   Rate)                                                                               $   12,388.25
Account Value at end of Contract                                                                      $   12,388.25
  year 4 X (1 + Effective Annual                                                                              1.055
                                                                                                      -------------
   Rate)
Account Value at end of Guarantee
 Period:                                                                                              $   13,069.60
                                                                                                      -------------
                                                                                                      -------------
TOTAL INTEREST CREDITED IN GUARANTEE PERIOD: $3,069.60 ($13,069.60 - $10,000.00)


NOTE: The above illustration assumes no withdrawals of any amount during the entire five year period. A Market Value Adjustment and Withdrawal Charge would apply to any such interim withdrawal in excess of the Free Withdrawal Amount. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate as found in the Contract.

                      The  Company has no specific formula  for determining the rate of interest that it will  declare initially or  in the future.  Such interest rates will be reflective of investment returns available at  the time of the determination. In addition, the management of
                      the  Company  may   also  consider  various   other  factors   in
                      determining   interest  rates,   including  regulatory   and  tax
                      requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors.

                      THE MANAGEMENT OF THE COMPANY  WILL MAKE THE FINAL  DETERMINATION
                      AS  TO THE INTEREST RATES TO BE DECLARED. THE COMPANY CAN NEITHER
                      PREDICT NOR GUARANTEE FUTURE INTEREST RATES TO BE DECLARED.

                      7. WHAT HAPPENS TO  THE ACCOUNT VALUE AT  THE END OF A  GUARANTEE
                      PERIOD?
                      Prior  to the end of a Guarantee  Period, a notice will be mailed to the Owner  outlining the  options available  at the  end of  a
                      Guarantee  Period. Within  30 days after  the end  of a Guarantee
                      Period the Owner may:
                      - take no  action and  the Company will  automatically apply  the
                      Account  Value to a new Guarantee  Period of the same duration to be  established  on  the  day  the  previous  Guarantee  Period expired; or
                      -  notify the Company  to apply the Account  Value to a Guarantee
                      Period(s) of a  new duration  to be  established on  the day  the previous Guarantee Period expired; or
                      -  receive a portion  of the Account Value  or the entire Account
                      Value through a partial or full withdrawal that is not subject to a Market Value Adjustment. In  this case, the amount  withdrawn will  be deemed to have been withdrawn on the day the Guarantee
                        Period expired.

                      8. IS IT POSSIBLE TO PRESELECT A RENEWAL GUARANTEE PERIOD AT  THE
                      POINT OF PURCHASE?
                      Yes.  The Automatic Laddering Program allows the Owner to choose, in  advance,  one  renewal  Guarantee  Period  for  all  renewing
                      Accounts. The Owner can select the Automatic Laddering Program at any  time during the  accumulation phase, including  on the issue date. The  Automatic Laddering  Program will  continue until  the
                      Owner gives written notice to the Company.

                      9.  CAN A PARTIAL WITHDRAWAL OR A FULL WITHDRAWAL BE TAKEN AT ANY
                      TIME?
                      Yes. As long as the Contract  is still in the accumulation  phase and  has not  entered the  payout phase,  the Owner  may withdraw money from the Contract or surrender the Contract at any time  (a
                      Withdrawal  Charge, Market Value Adjustment  and taxes may apply, including a 10% penalty  tax for withdrawals  prior to the  owner
                      attaining   age  59  1/2).  Partial   withdrawals  may  be  taken
                      automatically through  Systematic  Withdrawals.  The  Owner  must specify  the Account from which the  withdrawal will be taken. If any partial  withdrawal reduces  an Account  Value to  less  than
                      $100, the withdrawal will be treated as a request to withdraw the entire  Account  Value. If  the  withdrawal reduces  the Contract
                      Value to less than  $2,000, the withdrawal will  be treated as  a request  to withdraw the  entire Contract Value.  The Company may defer payment of any partial withdrawal or full withdrawal for  a period  not exceeding six months from  the date of the receipt of the request.

                      10. IF A PARTIAL WITHDRAWAL OR FULL WITHDRAWAL IS REQUESTED,  HOW
                      IS THE AMOUNT RECEIVED DETERMINED?
                      The  main  component in  determining the  amount received  by the
                      Owner is the amount  which was requested,  however, there may  be adjustments  to  the requested  amount.  A Withdrawal  Charge may reduce the amount requested. A Market Value Adjustment may  apply which will reduce or increase the amount requested. Premium taxes and federal income tax withholding may apply and would reduce the amount requested. In summary:

                      The  amount received by  the Owner under  a partial withdrawal or full withdrawal  request  equals  the  amount  requested  less  a
                      Withdrawal  Charge (if applicable)  plus or minus  a Market Value
                      Adjustment (if applicable) less premium taxes and withholding (if applicable).

                      The questions which follow further clarify the components used in determining the amount received upon a partial withdrawal or full withdrawal.

                      11. UPON A FULL WITHDRAWAL OF THE ENTIRE CONTRACT, IS IT POSSIBLE
                      THAT THE  MARKET VALUE  ADJUSTMENT  AND WITHDRAWAL  CHARGE  COULD
                      CAUSE  THE AMOUNT RECEIVED  TO BE LESS  THAN THE INITIAL PURCHASE
                      PAYMENT AND ANY SUBSEQUENT PAYMENTS?
                      No. This  Contract has  a return  of purchase  payment  guarantee which provides that the amount received upon a full withdrawal is guaranteed  never  to be  less than  the sum  of initial  and any subsequent purchase  payments  less amounts  previously  received
                      (prior   to  withholding  and  the  deduction  of  any  taxes  if
                      applicable). However,  to  the  extent  that  premium  taxes  are assessed  against  the Contract  or income  tax is  withheld, the amount received  upon a  full  withdrawal may  be less  than  the initial and any subsequent purchase payments.

                      The  renewal  of  any  individual  Account(s)  within  the entire
                      Contract does  not  in any  way  change the  return  of  purchase
                      payment   guarantee  provided  by  this  Contract.  Upon  Account
                      renewal, the return  of purchase  payment guarantee  will not  be adjusted  to include any  accrued interest, but  will continue to apply to the initial and any subsequent purchase payments.

                      12. UPON A PARTIAL WITHDRAWAL  OR FULL WITHDRAWAL, IS THE  ENTIRE
                      AMOUNT  REQUESTED  SUBJECT TO  A WITHDRAWAL  CHARGE AND  A MARKET
                      VALUE ADJUSTMENT?
                      No. Only  amounts  in excess  of  any remaining  Free  Withdrawal
                      Amount  within an Account will be  subject to a Withdrawal Charge and a  Market  Value  Adjustment. A  Free  Withdrawal  Amount  is
                      available  in every  payment year  of a  Guarantee Period  and is equal to 10% of the  purchase payment allocated to the  Guarantee
                      Period.  Any unused Free Withdrawal Amount  in a payment year may not  be  used  to  increase  the  Free  Withdrawal  Amount  in  a subsequent  Account year nor may it  be used to increase the Free
                      Withdrawal Amount in another Guarantee Period.

                      In addition to the Free Withdrawal Amount, any amounts  withdrawn from Accounts which are within the first 30 days of their renewal
                      Guarantee  Periods will  be completely  free from  any Withdrawal
                      Charge and Market Value Adjustment.

                      13. WHAT IS THE  WITHDRAWAL CHARGE UPON  A PARTIAL WITHDRAWAL  OR
                      FULL WITHDRAWAL?
                      The amount withdrawn from the Account Value in excess of the Free
                      Withdrawal Amount is subject to the following Withdrawal Charge:

PAYMENT YEAR      1      2      3      4      5      6 AND LATER
---------------  ----   ----   ----   ----   ----   --------------
Percentage         7%     7%     6%     5%     4%             0%

                      For  each purchase  payment withdrawal,  the payment  year in the above table is measured  from the date  we received the  purchase payment.

                      The Withdrawal Charge is determined by multiplying the percentage corresponding  to  the  payment  year  times  that  part  of each withdrawal that is in excess of the Free Withdrawal Amount.

                      The Company will waive any Withdrawal Charge prior to the  Payout
                      Start  Date if at least 30 days after the contract date any Owner
                      (or Annuitant if  the Owner  is not  a natural  person) is  first confined to a long term care facility or hospital for at least 90 consecutive days, confinement is prescribed by a physician and is medically  necessary,  and  the  request  for  a  withdrawal  and adequate written proof of confinement are received by us no later than 90 days after discharge.

                      14. WHAT IS THE  MARKET VALUE ADJUSTMENT UPON  A PARTIAL OR  FULL
                      WITHDRAWAL OR AT DEATH?
                      The  Market  Value  Adjustment  will be  applied  to  all amounts withdrawn, paid at death or applied to an Income Plan, which  are not exempt from adjustment as discussed in question 12.

                      The Market Value Adjustment reflects the relationship between (1)
                      the  Treasury Rate for the time remaining in the Guarantee Period at the time of death or  the request for withdrawal, and (2)  the
                      Treasury  Rate  at the  time the  Account  was established  for a maturity equal  to the  Account Guarantee  Period. Since  current
                      Treasury  Rates are  the basis for  the investment  yields at the time, and  current  interest  rates  are  based,  in  part,  upon investment yields available when the Account was established, the effect  of the Market Value Adjustment will be closely related to the levels  of  such  yields.  As  such,  the  Owner  bears  some investment risk under the Contract.

                      Generally,  if  the Treasury  Rate at  the  time the  Account was established is lower than the Treasury Rate (interest rate for  a period  equal to  the time  remaining in  the Account),  then the
                      Market Value Adjustment will result in a lower amount payable  to the  Owner.  Similarly,  if the  Treasury  Rate at  the  time the
                      Account was  established is  higher than  the applicable  current
                      Treasury  Rate, then the Market Value Adjustment will result in a higher amount payable to the Owner.

                      For example, assume the Owner purchases a Contract and selects an initial Guarantee Period of five years and the Treasury Rate  for that  duration is 5.50%. Assume  that at the end  of 3 years, the
                      Owner makes a  partial withdrawal.  If, at that  later time,  the
                      Treasury  Rate for a  2 year Guarantee Period  is 4.00%, then the
                      Market Value Adjustment will be positive, which will result in an increase in the amount  payable to the  Owner. Similarly, if  the
                      Treasury  Rate for the 2 year Guarantee Period is 7.00%, then the
                      Market Value Adjustment will be negative, which will result in  a decrease in the amount payable to the Owner.

                      The  formula for calculating  the Market Value  Adjustment is set forth in  Appendix  A  to this  prospectus  which  also  contains additional  illustrations of the application  of the Market Value
                      Adjustment.

                      15.  THE  IRS  REQUIRES  ANNUAL  WITHDRAWALS  TO  BE  TAKEN  FROM
                      QUALIFIED  CONTRACTS  UPON  ATTAINMENT  OF  AGE  70.  WILL  THESE
                      WITHDRAWALS   INCUR   WITHDRAWAL   CHARGES   AND   MARKET   VALUE
                      ADJUSTMENTS?
                      No.  Both the Withdrawal Charge  and Market Value Adjustment will be waived on  withdrawals taken to  satisfy IRS required  minimum distribution rules for this Contract.

                      16.  WHAT ARE THE TAX  IMPLICATIONS ASSOCIATED WITH THE CONTRACT?
                      It varies based  upon the Owner's  circumstances. Generally,  the two areas which may give rise to a taxable situation are personal federal and state income taxation and taxation of the Company.

                      With respect to personal federal and state income tax, an annuity contract  Owner who is a natural person is not taxed on increases in the Contract  Value until a  distribution occurs. For  federal
                      income   tax  purposes,  distributions  include  the  receipt  of
                      proceeds from loans and an assignment or pledge of any portion of the value  of  the  Contract,  as  well  as  withdrawals,  income payments,  or Death  Benefits. In addition,  personal federal and state  income  tax  withholding  may  be  deducted  from  partial withdrawal  and  full withdrawal  payments. Amounts  withheld for personal taxes do  not necessarily represent  the Owner's  entire income tax liability.

                      With  respect to taxation of the Company, premium taxes and other applicable taxes imposed on the Company may be deducted from  the
                      Contract's  purchase  payment  or  Contract  Value  upon  a  full withdrawal or annuitization of the Contract. Current premium  tax rates  range from 0 to  3.5%, but are subject  to change by state regulation.

                      There are several exceptions  to the above generalizations.  More complete  information can be  found in the  "Federal Tax Matters"
                      section found on page 15 of this prospectus.

THE PARTIES TO THE    17.  WHAT  RIGHTS   DOES  AN   OWNER  HAVE   IN  THIS   CONTRACT?
CONTRACT              This Contract offers the Owner several rights. The Owner may:

                      -  receive any withdrawals  or periodic income  payments from the
                      Contract, unless the Owner has  directed the Company to pay  them to someone else;

                      -  name and change the Owner, Beneficiary, and Annuitant (only if
                      Owner is a natural person);

                      - assign benefits under  the Contract prior  to the Payout  Start
                        Date;

                      -  elect  a Death  Benefit  option upon  death  of a  co-owner or
                        Annuitant; and

                      - terminate the Contract.

                      The above  may  be  subject  to the  rights  of  any  irrevocable
                      Beneficiary.

                      18. WHAT PURPOSE DOES THE ANNUITANT SERVE?
                      The  Annuitant's life  determines the income  payments which will begin on  the  payout  start  date.  This  Contract  requires  an
                      Annuitant  at all times during the  accumulation phase and on the
                      Payout Start  Date. The  Annuitant must  be a  natural person.  A
                      Death Benefit may be payable upon the death of the Annuitant only if the Owner is not a natural person.

                      19. WHO IS THE BENEFICIARY TO THE CONTRACT?
                      The  Beneficiary  varies based  upon who  the  Owner is,  and the designation of the parties to the  Contract by the Owner. If  the
                      Owner  is a  natural person,  the Beneficiary  will be determined from the most recent written request  of the Owner. If the  Owner does  not name a Beneficiary or if the Beneficiaries named are no longer living, the Beneficiary will be:

                      - a contingent beneficiary named by the Owner; otherwise

                      - the Owner's spouse if living; otherwise

                      - the Owner's children, equally, if living; otherwise

                      - the Owner's estate.

                      20. WHAT PURPOSE DOES THE BENEFICIARY SERVE?
                      The Beneficiary becomes the new Owner if the sole surviving Owner dies prior to the Payout Start Date. If the sole surviving  Owner dies  after the Payout  Start Date, the  Beneficiary will receive any guaranteed income payments scheduled to continue.

THE DEATH BENEFITS    21. UPON  DEATH  OF  THE OWNER,  WHO  IS  THE NEW  OWNER  OF  THE
PROVISIONS            CONTRACT?
                      The  new Owner  is any surviving  joint Owner(s) or  if none, the
                      Beneficiary.
                      22. UPON DEATH  OF THE  OWNER, WHAT  OPTIONS DOES  THE NEW  OWNER
                      HAVE?

                      In  most cases, the  new Owner of the  Contract has the following three options:

                      - receive  the Contract  Value adjusted  by any  positive  Market
                      Value Adjustment within 5 years of the date of death; or

                      -  receive the Death Benefit in a  lump sum. The Death Benefit is equal to  the  Contract  Value plus  any  positive  Market  Value
                        Adjustment; or

                      -  apply the Death Benefit to an Income Plan with income payments beginning within one year of the date of death. Income payments must be made over the life of the new Owner, or a period not to exceed the life expectancy of the new Owner, or the life of the new Owner with payments guaranteed  for a period not to  exceed the life expectancy of the new Owner.

                      If  the new Owner  is the spouse  of the deceased  Owner, the new
                      Owner may elect to continue the Contract. See question 23, below.

                      If the new  Owner is a  non-natural person, then  the Owner  must receive the Death Benefit in a lump sum within 5 years.

                      23.  IF THE  NEW OWNER  IS THE  SURVIVING SPOUSE  OF THE DECEASED
                      OWNER, WHAT  HAPPENS  TO THE  CONTRACT  UPON THE  OWNER'S  DEATH?

                      In  addition to the options available in question 22, a surviving spousal Owner has the following additional options:

                      - continue the Contract as if the death had not occurred; and

                      - if  the Contract  is continued,  one withdrawal  of any  amount within  the year of death is allowed which will not be assessed a
                        Withdrawal Charge (a Market Value Adjustment will apply).

                      24. IF THE  OWNER IS  NOT THE  ANNUITANT AND  THE ANNUITANT  DIES
                      PRIOR  TO THE  PAYOUT START DATE,  WHAT HAPPENS  TO THE CONTRACT?

                      If the Owner is a natural  person, the Contract will continue  as if  the death  had not  occurred. The  new Annuitant  will be the youngest Owner; or

                      If the Owner is not a natural person, the Owner will receive  the
                      Death Benefit in a lump sum within 5 years of the date of death.

THE PAYOUT PHASE      25. WHAT IS THE PAYOUT START DATE?
                      The  date on which  the accumulation phase  ceases and the payout phase begins. During the payout phase, the Owner receives  income payments based upon an Income Plan selected by the Owner from the
                      Contract.  The payout phase will continue until the Company makes the last payment as provided by the Income Plan chosen. The Owner may change  the Payout  Start Date  at anytime  by notifying  the
                      Company  in writing  of the  change at  least 30  days before the scheduled Payout Start  Date. The  Payout Start Date  must be  at least  one month after the issue date  and on or before the later of:

                      - the Annuitant's 90th birthday; or

                      - the 10th anniversary of the Contract's Issue Date.

                      26. WHAT TYPES  OF INCOME  PLANS ARE AVAILABLE  IN THE  CONTRACT?

                      Income payments are made under an Income Plan which may be chosen by  the Owner. The types of  Income Plans which are available are as follows:

                      - Life Income with Guaranteed  Payments -- If the Annuitant  dies before  all the guaranteed payments have been made, the remainder of the guaranteed payments will be made to the Owner; or

                      - Joint and Survivor Life  Income with Guaranteed Payments --  If both  the Annuitant and Joint Annuitant die before the guaranteed payments have  been  made,  the  remainder  of  the  guaranteed payments will be made to the Owner; or

                      -  Guaranteed Payments for  a Specified Period  -- Payments under this option do not depend on the continuation of the  Annuitant's life.

                      Any period for which payments are guaranteed may range from 60 to
                      360  months. If any  Owner dies, guaranteed  income payments will continue as  scheduled. Up  to 30  days before  the Payout  Start
                      Date,  the Owner may change the  Income Plan or request any other form of Income Plan agreeable to both the Company and the  Owner.
                      If  the Company does not receive a written choice from the Owner, the Income Plan  will be  life income with  120 monthly  payments guaranteed.  If an  Income Plan  is chosen  which depends  on the
                      Annuitant's or  Joint  Annuitant's life,  proof  of age  will  be required  before income payments begin.  The Company reserves the right to accept other Income Plans.

                      27. HOW ARE THE INCOME  PAYMENTS FROM AN INCOME PLAN  DETERMINED?
                      To determine the income payments, the Contract Value, adjusted by any  Market Value  Adjustment less any  applicable premium taxes, will be applied to the greater of:
                      - payment plan rates declared by the Company; or
                      - guaranteed payment plan rates as described in the Contract.
                      If the monthly income payments  determined under the Income  Plan are  less  than  $20, the  Company  may pay  the  Contract Value, adjusted by  any  Market  Value Adjustment  less  any  applicable premium  taxes, in a lump sum  or change the payment frequency to an interval which results in income payments of at least $20.

                      The Contracts are based on  life annuity tables that provide  for different  benefit  payments to  men and  women  of the  same age
                      (except  in  states   which  require   unisex  annuity   tables).
                      Nevertheless,   in  accordance  with  the  U.S.  Supreme  Court's
                      decision in  ARIZONA GOVERNING  COMMITTEE V.  NORRIS, in  certain employment-related situations, annuity tables that do not vary on the  basis of sex may be used. Accordingly, if the Contract is to be used in  connection with an  employment-related retirement  or benefit  plan, consideration should be given in consultation with legal counsel, to the  impact of NORRIS on  any such plan  before making any contributions under these Contracts.
                      The dollar amount of income payments is generally affected by the duration  of the Income Plan selected.  For example, if an Income
                      Plan Guaranteed for Life  is chosen, the  income payments may  be greater  or less than income payments  under an Income Plan for a
                      specified  period  depending  on  the  life  expectancy  of   the
                      Annuitant. Also, the Company may require proof that the Annuitant or  Joint Annuitant is still alive  before the Company makes each payment that depends on their continued life.
                      28. CAN PARTIAL WITHDRAWALS BE TAKEN FROM THE CONTRACT OR CAN THE
                      CONTRACT BE SURRENDERED  ONCE IT  HAS ENTERED  THE PAYOUT  PHASE?
                      No.  After the Contract Value has  been applied to an Income Plan on the Payout Start Date, the Income Plan can not be changed, the exchange of the  Contract Value  for an  Income Plan  can not  be
                      reversed, and no withdrawals can be made.
                       ----------------------------------------------------------------

AMENDMENT OF THE      The Company reserves the right to amend the Contracts to meet the
CONTRACTS             requirements  of applicable federal or state laws or regulations.
                      The Company will notify the Owner of any such amendments.
                       ----------------------------------------------------------------

DISTRIBUTION OF THE   Allstate Life  Financial Services,  Inc. ("ALFS"),  3100  Sanders
CONTRACTS             Road, Northbrook, Illinois, a wholly-owned subsidiary of Allstate
                      Life, acts as the principal underwriter of the Contracts. ALFS is registered  as a broker-dealer under  the Securities Exchange Act of 1934  and  became a  member  of the  National  Association  of
                      Securities  Dealers, Inc. on June 30,  1993 Contracts are sold by registered representatives  of broker-dealers  or bank  employees who  are  licensed  insurance agents  appointed  by  the Company, either individually or through an incorporated insurance agency.

                      The Company may pay up to  a maximum sales commission of 8%  both upon sale of the Contract and upon renewal of a Guarantee Period.

                      The  Underwriting Agreement between the Company and ALFS provides that the Company will indemnify ALFS for certain damages that may be caused by actions, statements or omissions by the Company.
                       ----------------------------------------------------------------

FEDERAL TAX MATTERS

INTRODUCTION          THE FOLLOWING DISCUSSION IS  GENERAL AND IS  NOT INTENDED AS  TAX
                      ADVICE.   THE  COMPANY  MAKES  NO  GUARANTEE  REGARDING  THE  TAX
                      TREATMENT OF ANY  CONTRACT OR TRANSACTION  INVOLVING A  CONTRACT.
                      Federal,  state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on  the individual  circumstances of  each person.  If you  are concerned about  any  tax  consequences  with  regard  to  your  individual circumstances, you should consult a competent tax adviser.

TAXATION OF THE       The  Company is taxed as a life insurance company under Part I of
COMPANY               Subchapter  L  of  the  Internal  Revenue  Code.  The   following
                      discussion  assumes that the Company is taxed as a life insurance company under Part I of Subchapter L.

TAXATION OF
ANNUITIES IN GENERAL

TAX DEFERRAL          In general, an annuity contract owned by a natural person is  not taxed  on increases  in the  contract value  until a distribution occurs.  Annuity  contracts  owned  by  non-natural  persons  are generally not treated as annuity contracts for federal income tax purposes  and the income  on such contracts  is taxed as ordinary income received or accrued by the owner during the taxable  year.
                      There are exceptions to the non-natural owner rule and you should discuss these with your tax advisor.

TAXATION OF PARTIAL   In  the  case  of  a  partial  withdrawal  under  a non-qualified
AND FULL WITHDRAWALS  contract, amounts received are taxable to the extent the contract value  before  the  withdrawal  exceeds  the  investment  in  the contract.  In the case of a  partial withdrawal under a qualified contract, the portion of the payment that bears the same ratio to the total payment that  the investment in  the contract bears  to the contract value, can be excluded from income. In the case of a full  withdrawal under  a non-qualified  contract or  a qualified contract, the amount received will be taxable only to the  extent it  exceeds  the investment  in  the contract.  If  an individual
                      transfers  an  annuity   contract  without   full  and   adequate
                      consideration  to a person other than the individual's spouse (or to a former  spouse incident  to a  divorce), the  owner will  be taxed  on  the  difference  between the  contract  value  and the investment in the contract at the time of transfer. Other than in the case of certain qualified contracts, any amount received as a loan under a contract, and any assignment or pledge (or agreement to assign  or pledge)  of  the contract  value  is treated  as  a withdrawal of such amount or portion.

TAXATION OF ANNUITY   Generally, the rule for income taxation of payments received from
PAYMENTS              an  annuity  contract  provides  for the  return  of  the owner's investment in the  contract in  equal tax-free  amounts over  the payment  period. The balance of each payment received is taxable.
                      In the case of fixed  annuity payments, the amount excluded  from income  is determined by multiplying the  payment by the ratio of the investment in the contract  (adjusted for any refund  feature or  period  certain)  to  the  total  expected  value  of annuity payments for the term of the contract.

TAXATION OF ANNUITY   Amounts may be  distributed from an  annuity contract because  of
DEATH BENEFITS        the  death of an owner or  annuitant. Generally, such amounts are includible in income  as follows:  (1) if distributed  in a  lump sum,  the  amounts  are  taxed  in  the  same  manner  as  a full withdrawal or (2)  if distributed  under an  annuity option,  the amounts are taxed in the same manner as an annuity payment.

PENALTY TAX ON        There is a 10% penalty tax on the taxable amount of any premature
PREMATURE             distribution  from a non-qualified  annuity contract. The penalty
DISTRIBUTIONS         tax generally applies to any distribution made prior to the owner attaining age 59 1/2. However, there should be no penalty tax  on distributions  to owners (1)  made on or  after the owner attains age 59  1/2;  (2)  made as  a  result  of the  owner's  death  or disability;  (3)  made in  substantially equal  periodic payments over life  or life  expectancy; or  (4) made  under an  immediate annuity.  Similar  rules  apply for  distributions  under certain qualified contracts.

AGGREGATION OF        All non-qualified annuity contracts issued by the Company (or its
ANNUITY CONTRACTS     affiliates) to the same  owner during any  calendar year will  be aggregated  and treated as  one annuity contract  for purposes of determining the taxable amount of a distribution.

IRS REQUIRED          In order to be considered an annuity contract for federal  income
DISTRIBUTION AT       tax  purposes, an annuity contract must provide: (1) if any owner
DEATH RULES           dies on or  after the annuity  start date but  before the  entire interest  in  the contract  has  been distributed,  the remaining portion of such interest must be distributed at least as  rapidly as  under the method of distribution being used as of the date of the owner's death;  (2) if any  owner dies prior  to the  annuity
                      start   date,  the  entire  interest  in  the  contract  will  be
                      distributed within  five  years after  the  date of  the  owner's death.  These requirements  are satisfied  if any  portion of the owner's interest which is  payable to, or for  the benefit of,  a designated  beneficiary  is  distributed over  the  life  of such beneficiary (or  over  a period  not  extending beyond  the  life expectancy of the beneficiary) and the distributions begin within one  year  of  the  owner's  death.  If  the  owner's  designated beneficiary is the  surviving spouse of  the owner, the  contract may  be continued with the surviving  spouse as the new owner. If the owner  of  the contract  is  a nonnatural  person,  then  the annuitant  will be treated as the  owner for purposes of applying the distribution at death rules. Also, a change of annuitant on a contract owned  by a  nonnatural person  will be  treated as  the death of the owner.

QUALIFIED PLANS       This annuity contract may be used with several types of qualified plans. The tax rules applicable to participants in such qualified plans  vary  according to  the  type of  plan  and the  terms and conditions of  the  plan  itself. Adverse  tax  consequences  may
                      result   from  excess   contributions,  premature  distributions,
                      distributions that do not  conform to specified commencement  and minimum  distribution  rules, excess  distributions and  in other
                      circumstances.  Owners  and  participants  under  the  plan   and
                      annuitants and beneficiaries under the contract may be subject to the  terms and conditions of the  plan regardless of the terms of the contract.

TYPES OF QUALIFIED
PLANS

INDIVIDUAL            Section  408  of  the   Code  permits  eligible  individuals   to
RETIREMENT ANNUITIES  contribute  to  an  individual  retirement  program  known  as an
                      Individual Retirement  Annuity. Individual  Retirement  Annuities
                      are  subject to limitations on the amount that can be contributed
                      and  on  the  time  when  distributions  may  commence.   Certain
                      distributions  from other types of qualified plans may be "rolled over" on  a  tax-deferred  basis into  an  Individual  Retirement
                      Annuity.

SIMPLIFIED EMPLOYEE   Section   408(k)  of  the  Code  allows  employers  to  establish
PENSION PLANS         simplified employee pension plans  for their employees using  the employees'  individual retirement  annuities if  certain criteria are met. Under  these plans  the employer  may, within  specified limits,  make deductible contributions on behalf of the employees to their individual retirement annuities.

TAX SHELTERED         Section 403(b) of  the Code permits  public school employees  and
ANNUITIES             employees of certain types of tax-exempt organizations (specified in  Section  501(c)(3)  of  the  Code)  to  have  their employers purchase annuity  contracts  for  them, and  subject  to  certain limitations, to exclude the purchase payments from the employees'
                      gross  income. An annuity contract used for a Section 403(b) plan must provide that distributions attributable to salary  reduction contributions  made after  12/31/88, and  all earnings  on salary reduction contributions,  may be  made  only after  the  employee attains  age  59  1/2,  separates  from  service,  dies,  becomes disabled or  on  the  account of  hardship  (earnings  on  salary reduction contributions may not be distributed for hardship).

CORPORATE AND SELF-   Sections 401(a) and 403(a) of the Code permit corporate employers
EMPLOYED PENSION AND  to  establish various types  of tax favored  retirement plans for
PROFIT SHARING PLANS  employees. The Self- Employed Individuals Retirement Act of 1962,
                      as amended,  (commonly  referred  to as  "H.R.  10"  or  "Keogh")
                      permits   self-employed  individuals  to  establish  tax  favored
                      retirement  plans  for  themselves  and  their  employees.   Such
                      retirement  plans may permit the purchase of annuity contracts in order to provide benefits under the plans.

STATE AND LOCAL       Section 457  of the  Code permits  employees of  state and  local
GOVERNMENT AND        governments  and tax-exempt  organizations to defer  a portion of
TAX-EXEMPT            their compensation without  paying current  taxes. The  employees
ORGANIZATION          must  be participants in an  eligible deferred compensation plan.
DEFERRED              Generally, under the non-natural owner rules, such contracts  are
COMPENSATION PLANS    not treated as annuity contracts for federal income tax purposes.
                      However, under these plans, contributions made for the benefit of the  employees  will not  be includible  in the  employees' gross income until distributed from the plan.

INCOME TAX            The Company is required to withhold federal income tax at a  rate
WITHHOLDING           of  20%  on  all  "eligible  rollover  distributions"  unless  an individual elects to make a "direct rollover" of such amounts  to another  qualified  plan  or  Individual  Retirement  Account  or
                      Annuity (IRA). Eligible rollover distributions generally  include all  distributions from qualified contracts, excluding IRAs, with the exception of  (1) required  minimum distributions,  or (2)  a series  of  substantially  equal periodic  payments  made  over a period of at  least 10 years,  or the life  (joint lives) of  the
                      participant   (and  beneficiary).  For   any  distributions  from
                      non-qualified annuity contracts, or distributions from  qualified
                      contracts    which   are   not   considered   eligible   rollover
                      distributions, the Company  may be required  to withhold  federal and  state income taxes  unless the recipient  elects not to have
                      taxes  withheld  and  properly  notifies  the  Company  of   such
                      election.
                       ----------------------------------------------------------------

THE COMPANY

BUSINESS              Glenbrook  Life  and Annuity  Company  (the "Company")  is wholly owned by Allstate Life Insurance Company ("Allstate Life"), which is wholly  owned by  Allstate Insurance  Company, a  wholly-owned subsidiary  of  The  Allstate  Corporation  (the  "Corporation").
                      Sears, Roebuck and Co. ("Sears") distributed its 80.3%  ownership in  the Corporation on June 30, 1995 to Sears common shareholders through a tax-free  dividend. As  a result  of the  distribution,
                      Sears no longer has an ownership interest in the Corporation.

REINSURANCE           Effective   December  31,  1993,  the  Company  entered  into  an
AGREEMENTS            assumption reinsurance treaty with  an affiliate, Glenbrook  Life
                      Insurance Company, to reinsure certain annuity contracts. Per the terms of the agreement, the Company assumed all of Glenbrook Life
                      Insurance Company's liability under such contracts.

                      Purchase  payments of  qualified Contracts  issued in conjunction with a Section 401(a), 401(k) or 403(b) plan, will be invested in the general account of the Company. The Company and Allstate Life have entered into  a modified coinsurance  agreement under  which
                      Allstate  Life will reinsure all of the Company's general account obligations under such qualified Contracts; the reserves for such
                      Contracts will be held in the Company's general account.

                      The Company reinsures  all of its  insurance in force,  including the  business assumed from Glenbrook Life Insurance Company, with
                      Allstate  Life.  Accordingly,  the  results  of  operations  with respect  to  applications received  and  contracts issued  by the
                      Company are not reflected in the Company's financial  statements.
                      The  amounts  reflected  in  the  Company's  financial statements relate only to the investment of those assets of the Company that are not  transferred  to  Allstate  Life  under  the  reinsurance agreement.

INVESTMENTS BY THE    The  Company's general  account assets, like  the general account
COMPANY               assets of  other insurance  companies, including  Allstate  Life, must  be invested in accordance with applicable state laws. These laws govern the  nature and  quality of investments  that may  be made  by  life insurance  companies and  the percentage  of their
                      assets  that  may  be  committed   to  any  particular  type   of
                      investment.  In  general, these  laws permit  investments, within specified  limits  and  subject  to  certain  qualifications,  in federal,  state,  and  municipal  obligations,  corporate  bonds, preferred stocks, real estate mortgages, real estate and  certain other  investments. All  of the Company's  general account assets are available to meet the Company's obligations.

                      The Company will primarily invest  its general account assets  in investment-grade fixed income securities including the following:

                          Securities  issued  by the  United  States Government  or its agencies or  instrumentalities,  which  may  or  may  not  be guaranteed by the United States Government;

                          Debt instruments, including, but not limited to, issues of or guaranteed  by  banks  or  bank  holding  companies,  and  of corporations, which are deemed by the Company's management to have qualities appropriate for inclusion in this portfolio;

                          Commercial mortgages, mortgage-backed securities
                          collateralized by real estate  mortgage loans, or  securities
                          collateralized   by  other   assets,  that   are  insured  or
                          guaranteed by the Federal Home Loan Mortgage Association, the
                          Federal  National  Mortgage  Association  or  the  Government
                          National  Mortgage  Association, or  that have  an investment grade at  time of  purchase within  the four  highest  grades assigned  by Moody's Investors Services,  Inc. (Aaa, Aa, A or
                          Baa), Standard & Poor's  Corporation (AAA, AA,  A or BBB)  or
                          any other nationally recognized rating service;

                          Commercial  paper,  cash,  or  cash  equivalents,  and  other short-term investments  having a  maturity of  less than  one year  that are considered by the Company's management to have
                          investment  quality  comparable  to  securities  having   the
                          ratings stated above.

                      In  addition, interest  rate swaps, futures,  options, rate caps,
                      and  other   hedging  instruments   may   be  used   solely   for
                      non-speculative   hedging  purposes.  Anticipated  use  of  these
                      financial instruments shall be limited to protecting the value of portfolio sales or  purchases, or  to enhance  yield through  the creation of a synthetic security.

                      In  addition,  the  Company maintains  certain  unitized Separate
                      Accounts which invest in shares of open-end investment  companies registered  under  the  Investment  Company  Act  of  1940. These
                      Separate Account assets, which  relate to the Company's  variable annuity contracts, do not support the Company's obligations under the Contracts.
                       ----------------------------------------------------------------

SELECTED FINANCIAL    The  following selected financial data  for the Company should be
DATA                  read in  conjunction  with  the financial  statements  and  notes thereto included in this prospectus beginning on page F-1.


                       GLENBROOK LIFE AND ANNUITY COMPANY
                            SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)

YEAR-END FINANCIAL DATA                                             1994           1993          1992*
--------------------------------------------------------------  -------------  -------------  -----------
For The Years Ended December 31:
  Income Before Taxes.........................................  $       2,017  $         836  $       337
  Net Income..................................................          1,294            529          212
As of December 31:
  Total Assets (1)............................................        751,680        169,361       12,183


QUARTERLY FINANCIAL DATA                                                           1995          1994
--------------------------------------------------------------                 -------------  -----------
For The Quarter Ended June 30:
  Income Before Taxes........................................................  $       1,022  $       210
  Net Income.................................................................            659          132
As of June 30:
  Total Assets (1)...........................................................      1,101,366      420,653

------------------------
(1) The Company adopted SFAS No. 115, "Accounting for Certain Instruments in Debt and Equity Securities" on December 31, 1993. See Note 3 to Financial Statements.

*    For  the period from  April 1, 1992  (date of acquisition)  to December 31,
     1992.



          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
        AND RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1994
      AND 1993 AND FOR THE PERIOD FROM APRIL 1, 1992 (DATE OF ACQUISITION)
                              TO DECEMBER 31, 1992



GENERAL               Glenbrook Life  and Annuity  Company  (the "Company")  is  wholly owned by Allstate Life Insurance Company ("Allstate Life"), which is  wholly owned  by Allstate  Insurance Company,  a wholly-owned subsidiary of The  Allstate Corporation  (the "Corporation").  In
                      November  1994,  Sears, Roebuck  and  Co. ("Sears")  announced it intended to distribute in a tax-free dividend to its stockholders
                      its  80.3%   ownership   interest   of   the   Corporation   (the
                      "Distribution").



                      The  Company  issues single  and  flexible premium  fixed annuity contracts. In  addition,  the  Company plans  to  issue  flexible premium deferred variable annuity contracts.

                      Effective   December  31,  1993,  the  Company  entered  into  an
                      assumption reinsurance treaty with  an affiliate, Glenbrook  Life
                      Insurance Company, to reinsure certain annuity contracts. Per the terms of the agreement, the Company assumed all of Glenbrook Life
                      Insurance Company's liability under such contracts.

                      The  Company reinsures  all of its  in force  insurance in force, including the  business  assumed from  Glenbrook  Life  Insurance
                      Company,   with  Allstate  Life.   Accordingly,  the  results  of
                      operations with respect  to applications  received and  contracts issued  by  the  Company  are  not  reflected  in  the  Company's financial

                      statements. The  amounts  reflected in  the  Company's  financial statements  relate only to the investment  of those assets of the
                      Company that  are  not transferred  to  Allstate Life  under  the reinsurance agreement.

RESULTS OF            Net investment income was $2.0 million in 1994 compared with $836
OPERATIONS            thousand  and  $405  thousand  in  1993  and  1992, respectively.
                      Invested assets  grew $38.5  million in  1994 due  entirely to  a capital  contribution from Allstate Life during the third quarter of 1994.

                      Net income was $1.3 million compared to $529 thousand in 1993 and
                      $212 thousand  in  1992. The  increase  in  1994 is  due  to  the increase in investment income.

LIQUIDITY AND         Under  the terms of  inter-company reinsurance agreements, assets
CAPITAL RESOURCES     of the Company that relate to insurance in-force are  transferred to  Allstate Life. Therefore, the  funds necessary to support the operations of the Company are  provided by Allstate Life and  the invested  assets  supporting  contract  liabilities  are  held by
                      Allstate Life.

                      During the third quarter of 1994, the Company received a  capital contribution of $40 million from Allstate Life.

SEGMENT INFORMATION   The Company's operations consist of one business segment which is the issuance of insurance and annuity products.

RESERVES              Under the Company's reinsurance agreement with Allstate Life, the
                      Company  reinsures  all  reserve liabilities  with  Allstate Life except for variable  contracts. The  Company's variable  contract assets  and  liabilities will  be  held in  a  legally segregated unitized separate account and are retained by the Company.

INVESTMENTS           The Company generally holds its  fixed income securities for  the long  term, but has  classified them as  "available for sale" and carries them  in  the statement  of  financial position  at  fair value, to allow maximum flexibility in portfolio management.

PENDING ACCOUNTING    In  May, 1993, the Financial  Accounting Standards Board ("FASB")
STANDARDS             issued FASB No. 114, "Accounting by Creditors for Impairment of a
                      Loan." The statement,  which must  be adopted  by 1995,  requires that  impairment loans be measured based  on the present value of expected future  cash flows  discounted at  the loan's  effective interest  rate. The impact on  net income and financial condition of adopting this statement is not expected to be significant.

                      THREE-AND SIX-MONTH PERIODS ENDED JUNE 30, 1995

GENERAL               Glenbrook Life  and Annuity  Company  ("the Company")  is  wholly owned  by  Allstate  Life  Insurance  Company  ("Allstate Life").
                      Allstate Life is  wholly-owned by Allstate  Insurance Company,  a
                      wholly-owned   subsidiary  of  The   Allstate  Corporation  ("the
                      Corporation"). Sears,  Roebuck  and  Co.  distributed  its  80.3%
                      ownership  in the  Corporation on June  30, 1995  to Sears common shareholders through  a tax-free  dividend. As  a result  of  the distribution,  Sears no longer  has an ownership  interest in the
                      Corporation.

                      The Company issues single and flexible premium annuity  contracts and flexible premium deferred variable annuity contracts.

                      The Company reinsures all of its insurance in-force with Allstate
                      Life.  Accordingly,  the results  of  operations with  respect to applications received and contracts issued by the Company are not reflected in the Company's Statements of Income.

RESULTS OF            Pre-tax net  investment  income in  the  second quarter  of  1995
OPERATIONS AND        increased  280.2% to $1.0  million compared to  $210 thousand for
FINANCIAL CONDITION   the same period in 1994. For the first six months of 1995 pre- tax net investment income increased  339.6% to $2.0 million  compared to  $455 thousand in the prior year. The increases were primarily related to an increased level  of invested assets which  resulted from a $40 million capital contribution from Allstate Life during the  third quarter  of 1994. Net  income reflects  the changes in pre-tax investment income.

                      The Statement of Financial Position at June 30, 1995 reflects  an increase  of 49.4% from December  31, 1994 in both contractholder funds  and  amounts  recoverable  from  Allstate  Life  Insurance
                      Company  under reinsurance treaties. This is  due to sales of the
                      Company's single and flexible premium annuity contracts.

LIQUIDITY AND         Under the  terms  of the  reinsurance  agreement, assets  of  the
CAPITAL RESOURCES     Company  that  relate to  insurance in-force,  excluding separate account assets and, beginning in 1995, assets related to  certain market  value adjusted  annuity contracts  under employee benefit plans, are  transferred to  Allstate Life.  Therefore, the  funds necessary  to support the operations  of the Company are provided by Allstate  Life  and the  Company  is not  required  to  obtain additional capital to support inforce or future business.

PENDING ACCOUNTING    In  March 1995,  the Financial Accounting  Standards Board issued
STANDARDS             SFAS No. 121 "Accounting for the Impairment of Long-Lived  Assets
                      and  for  Long-Lived Assets  to  be Disposed  Of".  The statement
                      requires  that   long-lived  assets   and  certain   identifiable
                      intangibles  to be  held and  used by  an entity  be reviewed for impairment whenever events or  changes in circumstances  indicate that  the carrying amount of an asset may not be recoverable. The statement requires  that impairment  loss be  measured for  those assets  as the amount  by which the carrying  amount of the asset exceeds the asset's fair value. This statement will be adopted in
                      1996 and  is  not expected  to  have  a material  impact  on  the
                      Company's results of operations or financial position.
                       ----------------------------------------------------------------

COMPETITION           The  Company is engaged in a  business that is highly competitive because of the large  number of stock  and mutual life  insurance companies  and other entities competing  in the sale of insurance and annuities. There  are approximately 2,000  stock, mutual  and other  types of insurers  in business in  the United States. A.M.
                      Best  Company  assigns  A+  (Superior)  to  Allstate  Life  which automatically  reinsures all  net business  of the  Company. A.M.
                      Best Company also assigns the Company the rating of A+(r) because the Company automatically  reinsures all  business with  Allstate
                      Life.  Standard &  Poor's Insurance  Rating Services  assigns AA+
                      (Excellent) to Glenbrook Life's claims-paying ability and Moody's
                      assigns  an  Aa3  (Excellent)   financial  stability  rating   to
                      Glenbrook Life.
                       ----------------------------------------------------------------

EMPLOYEES             As  of  December 31,  1994,  Allstate Life  has  approximately 31 employees at its  home office  in Northbrook,  Illinois who  work primarily on the Company's matters.
                       ----------------------------------------------------------------
PROPERTIES            The  Company  occupies  office  space  provided  by  its  parent,
                      Allstate Life, in Northbrook, Illinois. Expenses associated  with these offices are allocated on a direct and indirect basis to the
                      Company.

                       ----------------------------------------------------------------

STATE AND FEDERAL     The insurance business of the Company is subject to comprehensive
REGULATION            and  detailed  regulation and  supervision throughout  the United
                      States.
                      The laws  of  the  various  jurisdictions  establish  supervisory
                      agencies   with  broad  administrative  powers  with  respect  to
                      licensing  to  transact  business,  overseeing  trade  practices, licensing  agents, approving  policy forms,  establishing reserve requirements, fixing  maximum interest  rates on  life  insurance policy  loans  and minimum  rates  for accumulation  of surrender values, prescribing the  form and content  of required  financial statements  and regulating  the type  and amounts  of investments permitted. Each insurance  company is required  to file  detailed
                      annual   reports  with  supervisory  agencies   in  each  of  the
                      jurisdictions in which  it does business  and its operations  and accounts  are subject to examination  by such agencies at regular intervals.

                      Under insurance guaranty fund law, in most states, insurers doing business therein  can be  assessed up  to prescribed  limits  for
                      contract   owner  losses   incurred  as   a  result   of  company
                      insolvencies. The amount of any future assessments on the Company under these laws  cannot be reasonably  estimated. Most of  these laws  do provide, however,  that an assessment  may be excused or
                      deferred  if  it  would  threaten  an  insurer's  own   financial
                      strength.

                      In   addition,  several  states,   including  Illinois,  regulate
                      affiliated groups  of  insurers,  such as  the  Company  and  its affiliates,  under insurance  holding company  legislation. Under such laws, intercompany transfers of assets and dividend payments from insurance subsidiaries  may be  subject to  prior notice  or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies.

                      Although  the  federal  government  generally  does  not directly regulate the  business of  insurance, federal  initiatives  often have  an impact on the business in a variety of ways. Current and proposed federal  measures  which may  significantly  affect  the insurance  business include employee benefit regulation, controls on medical care costs, removal of barriers preventing banks  from engaging  in  the  securities  and  insurance  business,  tax law changes affecting the  taxation of insurance  companies, the  tax treatment  of insurance products  and its impact  on the relative
                      desirability  of  various   personal  investment  vehicles,   and
                      proposed legislation to prohibit the use of gender in determining insurance and pension rates and benefits.
                       ----------------------------------------------------------------

EXECUTIVE OFFICERS    The  directors and executive officers  are listed below, together
AND DIRECTORS OF THE  with  information  as  to  their  ages,  dates  of  election  and
COMPANY               principal  business occupations  during the  last five  years (if other than their present business occupations).

                      LOUIS G. LOWER, II, 49, Chief Executive Officer and Chairman of
                      the Board (1995)*
                      He is  also the  President of  Allstate Life  Insurance  Company;
                      President  and Chairman of  the Board of  Allstate Life Insurance
                      Company of  New  York,  Glenbrook  Life  Insurance  Company,  and
                      Northbrook  Life  Insurance  Company; Chairman  of  the  Board of
                      Allstate Settlement Corporation; Chairman of the Board and  Chief
                      Executive Officer of Lincoln Benefit Life Company and Surety Life
                      Insurance  Company; and a Director  of Allstate Insurance Company
                      and

                      Allstate Life Financial Services, Inc. Prior to January 1,  1990,
                      he  was  Executive  Vice  President  of  Allstate  Life Insurance
                      Company. From 1990 to 1995, he was President and Chairman of  the
                      Board of the Company.

                      MARLA G. FRIEDMAN, 41, President, Chief Operating Officer and
                      Director (1995)*
                      She  is  also  Vice  President  and  Director  of  Allstate  Life
                      Insurance  Company,   Glenbrook  Life   Insurance  Company,   and
                      Northbrook  Life Insurance  Company; and  a Director  of Allstate
                      Life Financial Services,  Inc. She was  elected a Vice  President and  Director of the Company in 1992. Prior to 1995, she was Vice
                      President of the Company.

                      MICHAEL J. VELOTTA, 50, Vice President, Secretary, General
                      Counsel, and Director (1993)*
                      He  is  also  Vice  President,  Secretary,  General  Counsel  and
                      Director  of  Allstate  Life  Insurance  Company,  Allstate  Life
                      Insurance Company of New York, Glenbrook Life Insurance  Company,
                      Northbrook  Life  Insurance  Company  and  Surety  Life Insurance
                      Company; and  a  Director of  Lincoln  Benefit Life  Company  and
                      Allstate Life Financial Services, Inc. From 1989 through 1992, he
                      was   Vice  President,  Assistant  General  Counsel  of  Allstate
                      Insurance Company.

                      MYRON J. RESNICK, 63, Treasurer and Director (1992)*
                      He  is  also  Director  and  President  of  Allstate   Investment
                      Management  Company;  Director  of  PMI  Insurance  Company,  PMI
                      Mortgage Insurance  Company,  PMI  Securities  Company,  American
                      Pioneer  Title Insurance  Company, Allstate  Insurance Company of
                      Canada, Allstate  Life  Insurance  Company  of  Canada,  Allstate
                      Automobile  and  Fire  Insurance  Company,  Ltd.,  Truswal Timber
                      Company, Ltd., Saison Life  Insurance Company, Ltd. and  Allstate
                      Reinsurance  Co,  Ltd.;  Senior  Vice  President,  Treasurer  and
                      Director of  Allstate  Insurance  Company,  Allstate  Enterprises
                      Inc.,  Allstate Indemnity Company, Allstate Property and Casualty
                      Insurance Company, First Assurance Company, Northbrook  Indemnity
                      Company,   Northbrook  National   Insurance  Company,  Northbrook
                      Property   and   Casualty   Insurance   Company,   and   Allstate
                      International,  Inc.; Director,  Vice President  and Treasurer of
                      Allstate Motor Club, Inc., Enterprises Services Corporation,  and
                      Direct Marketing Center Inc.; Vice President and Treasurer of The
                      Allstate  Corporation, Allstate County  Mutual Insurance Company,
                      Allstate  Texas  Lloyd's,  Inc.,  and  Glenbrook  Life  Insurance
                      Company;  Director  and  Treasurer  of  Allstate  Life  Insurance
                      Company; Treasurer of Northbrook Life Insurance Company, Allstate
                      Settlement Corporation, Allstate  Life Financial Services,  Inc.,
                      General
                      Underwriters  Agency  Inc.,  Tech-Cor,  Inc.  and  Allstate  Life
                      Insurance Company  of  New  York.  Trustee,  Vice  President  and
                      Treasurer  of  The  Allstate Foundation;  and  Trustee  of Aurora
                      University. He was  elected a  Director of the  Company in  1992.
                      Prior  to 1992, he held all  of the above listed positions except the current position with the Company.

                      PETER H. HECKMAN, 49, Vice President and Director (1992)*
                      He is also Vice President and Director of Allstate Life Insurance
                      Company; Vice President of Allstate Life Insurance Company of New
                      York, Northbrook Life Insurance Company, Glenbrook Life Insurance
                      Company; and Director of

                      Surety Life Insurance Company  and Lincoln Benefit Life  Company.
                      He  was elected a Director of the  Company in 1992. Prior to 1992 he held  all of  the above  listed positions  except the  current position with the Company.
                      G. CRAIG WHITEHEAD, 49, Senior Vice President, Assistant Vice
                      President and Director (1995)*
                      He  is also  Assistant Vice  President and  Director of Glenbrook
                      Life Insurance Company and  Assistant Vice President of  Allstate
                      Life  Insurance Company. From 1991-1995, he was an Assistant Vice
                      President of the Company. Prior to 1991, he was a director in the strategic planning area of Allstate.

                      BARRY S. PAUL, 39, Assistant Vice President and Controller (1992)
                      He is also  Assistant Vice President  of Allstate Life  Insurance
                      Company;  Assistant  Vice  President  and  Corporate  Actuary  of
                      Allstate Life Insurance Company of  New York; and Assistant  Vice
                      President  and Controller of Glenbrook Life Insurance Company and
                      Northbrook Life Insurance Company. Prior to 1992, he held all  of the  above listed positions except  the current position with the
                      Company.

                      * Date elected to current office.
                       ----------------------------------------------------------------

EXECUTIVE             Executive officers  of  the Company  also  serve as  officers  of
COMPENSATION          Allstate  Life  and  receive no  compensation  directly  from the
                      Company. Some of  the officers  also serve as  officers of  other companies affiliated with the Company. Allocations have been made as  to each individual's time devoted to  his or her duties as an
                      executive  officer  of   the  Company.   However,  no   officer's
                      compensation  allocated to the Company exceeded $100,000 in 1994.
                      The allocated cash compensation of all officers of the Company as a group for services  rendered in all  capacities to the  Company during  1994 totalled $9,216.31. Directors of the Company receive no compensation in addition to their compensation as employees of the Company.
                       ----------------------------------------------------------------


                           SUMMARY COMPENSATION TABLE
                         (ALLSTATE LIFE INSURANCE CO.)

                                                                             LONG TERM COMPENSATION
                                                             ------------------------------------------------------
                                                                       AWARDS                     PAYOUTS
                                ANNUAL COMPENSATION          --------------------------  --------------------------
                        -----------------------------------                    (G)
    (A)                                            (E)           (F)       SECURITIES       (H)           (I)
 NAME AND                                     OTHER ANNUAL   RESTRICTED    UNDERLYING      LTIP        ALL OTHER
 PRINCIPAL      (B)        (C)        (D)     COMPENSATION      STOCK       OPTIONS/      PAYOUTS    COMPENSATION
 POSITION      YEAR     SALARY($)  BONUS($)         $         AWARD(S)       SARS(#)        ($)           ($)
-----------  ---------  ---------  ---------  -------------  -----------  -------------  ---------  ---------------
                  1994  $ 389,050  $  26,950    $  25,889     $ 170,660        N/A               0    $   1,890(1)
                  1993  $ 374,200  $ 294,683    $  52,443     $ 318,625        N/A       $  13,451    $   6,296(1)
                  1992  $ 356,625          0    $  11,981     $ 206,388        N/A       $ 173,561    $   2,095(1)
Louis G.
 Lower, II
 President
 and
 Chairman
 of the
 Board of
 Directors

------------------------------
(1) Amount received by Mr. Lower which represents the value allocated to his account from employer contributions under The Savings and Profit Sharing Fund of Sears employees.


                      Shares of the Company and Allstate Life are not directly owned by any director or officer of the Company. The percentage of  shares

                                                                              25

                      of  The Allstate Corporation beneficially  owned by any director, and by all directors and officers of the Company as a group, does not exceed one percent of the class outstanding.
                       ----------------------------------------------------------------

LEGAL PROCEEDINGS     The Company is involved in  pending and threatened litigation  in the  normal course of  its business in  which claims for monetary damages are asserted. Management,  after consultation with  legal counsel,  does not anticipate the ultimate liability arising from such pending or threatened litigation  to have a material  effect on the financial condition of the Company.
                       ----------------------------------------------------------------
EXPERTS               The  financial statements and financial statement schedule of the
                      Company as of December 31, 1994 and 1993 and for the years  ended
                      December  31, 1994 and 1993 and for the period from April 1, 1992
                      (Date of  Acquisition)  to December  31,  1992 included  in  this prospectus  have  been  audited  by Deloitte  &  Touche  LLP, Two
                      Prudential Plaza, 180  North Stetson  Avenue, Chicago,  Illinois,
                      60601-6779,  independent  auditors,  as  stated  in  their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
                       ----------------------------------------------------------------

LEGAL MATTERS         Certain legal  matters relating  to the  federal securities  laws applicable  to  the issue  and sale  of  the Contracts  have been passed upon by Routier, Mackey and Johnson, P.C., of  Washington,
                      D.C.  All matters  of Illinois  law pertaining  to the Contracts, including the validity of the  Contracts and the Company's  right to  issue such Contracts under  Illinois insurance law, have been passed upon  by  Michael  J.  Velotta,  General  Counsel  of  the
                      Company.
                       ----------------------------------------------------------------

                                  [LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDER
OF GLENBROOK LIFE AND ANNUITY COMPANY:

We have audited the accompanying Statements of Financial Position of Glenbrook Life and Annuity Company (an affiliate of Sears, Roebuck and Co.) as of December 31, 1994 and 1993, and the related Statements of Income, Shareholder's Equity and Cash Flows for the years ended December 31, 1994 and 1993 and for the period from April 1, 1992 (date of acquisition) to December 31, 1992. Our audits also included Schedule IV -- Reinsurance for the years ended December 31, 1994 and 1993 and for the period April 1, 1992 to December 31, 1992. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Glenbrook Life and Annuity Company as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the years ended December 31, 1994, 1993, and for the period from April 1, 1992 (date of acquisition) to December 31, 1992 in conformity with generally accepted accounting principles. Also in our opinion, Schedule IV -- Reinsurance, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 3 to the financial statements, in 1993 the Company changed its method of accounting for investments in debt securities.

/s/ Deloitte & Touche LLP
April 1, 1995

                       GLENBROOK LIFE AND ANNUITY COMPANY
                        STATEMENTS OF FINANCIAL POSITION

                                                                                          DECEMBER 31,
                                                                                    ------------------------
                                                                                       1994         1993
                                                                                    -----------  -----------
                                                                                        ($ IN THOUSANDS)
Assets
  Investments
    Fixed income securities:
      Available for sale, at fair value (amortized cost $51,527 and $9,543).......  $    49,807  $    10,609
    Short-term....................................................................          924        1,591
                                                                                    -----------  -----------
        Total investments.........................................................       50,731       12,200
  Reinsurance recoverable from Allstate Life Insurance Company....................      696,854      154,799
  Cash............................................................................                       299
  Net receivable from affiliates..................................................           88           41
  Other...........................................................................        4,007        2,022
                                                                                    -----------  -----------
        Total assets..............................................................  $   751,680  $   169,361
                                                                                    -----------  -----------
                                                                                    -----------  -----------
Liabilities
  Contractholder funds............................................................  $   696,854  $   154,799
  Income taxes payable............................................................           63          574
  Other liabilities and accrued expenses..........................................        2,105          813
                                                                                    -----------  -----------
        Total liabilities.........................................................      699,022      156,186
                                                                                    -----------  -----------
Commitments and contingencies
Shareholder's equity
  Common stock ($500 par, 42,000 shares authorized, issued, and outstanding)......        2,100        2,100
  Additional capital paid-in......................................................       49,641        9,641
  Unrealized net capital (losses) gains...........................................       (1,118)         693
  Retained income.................................................................        2,035          741
                                                                                    -----------  -----------
        Total shareholder's equity................................................       52,658       13,175
                                                                                    -----------  -----------
        Total liabilities and shareholder's equity................................  $   751,680  $   169,361
                                                                                    -----------  -----------
                                                                                    -----------  -----------



                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                              STATEMENTS OF INCOME

                                                              FOR THE YEAR ENDED      FOR THE
                                                                                    PERIOD FROM
                                                                 DECEMBER 31,       APRIL 1 TO
                                                             --------------------  DECEMBER 31,
                                                               1994       1993         1992
                                                             ---------  ---------  -------------
                                                                      ($ IN THOUSANDS)
Revenues
  Investment income, less investment expense...............  $   2,017  $     753    $     405
  Realized capital gains and losses........................                    83
                                                             ---------  ---------        -----
                                                                 2,017        836          405
Expenses
  Operating expenses.......................................                                 68
                                                             ---------  ---------        -----
Income before income taxes.................................      2,017        836          337
Income tax expense.........................................        723        307          125
                                                             ---------  ---------        -----
Net income.................................................  $   1,294  $     529    $     212
                                                             ---------  ---------        -----
                                                             ---------  ---------        -----



                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                                              UNREALIZED
                                                                 ADDITIONAL   NET CAPITAL
                                                      COMMON       CAPITAL       GAINS      RETAINED
                                                       STOCK       PAID-IN     (LOSSES)      INCOME       TOTAL
                                                    -----------  -----------  -----------  -----------  ---------
                                                                          ($ IN THOUSANDS)
Balance, at April 1, 1992 (date of acquisition)...   $   2,100    $   3,641    $  --        $  --       $   5,741
  Net income......................................                                                212         212
  Capital contribution............................                    6,000                                 6,000
  Change in unrealized net capital gains and
   losses.........................................                                   (10)                     (10)
                                                    -----------  -----------  -----------  -----------  ---------
Balance, December 31, 1992........................       2,100        9,641          (10)         212      11,943
  Net income......................................                                                529         529
  Change in unrealized net capital gains and
   losses.........................................                                   703                      703
                                                    -----------  -----------  -----------  -----------  ---------
Balance, December 31, 1993........................       2,100        9,641          693          741      13,175
  Net income......................................                                              1,294       1,294
  Capital contribution............................                   40,000                                40,000
  Change in unrealized net capital gains and
   losses.........................................                                (1,811)                  (1,811)
                                                    -----------  -----------  -----------  -----------  ---------
Balance, December 31, 1994........................   $   2,100    $  49,641    $  (1,118)   $   2,035   $  52,658
                                                    -----------  -----------  -----------  -----------  ---------
                                                    -----------  -----------  -----------  -----------  ---------



                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                            STATEMENTS OF CASH FLOWS

                                                                                                 FOR THE
                                                                        FOR THE YEAR ENDED     PERIOD FROM
                                                                           DECEMBER 31,        APRIL 1 TO
                                                                       ---------------------  DECEMBER 31,
                                                                          1994       1993         1992
                                                                       ----------  ---------  -------------
                                                                                 ($ IN THOUSANDS)
Cash flows from operating activities:
  Net income.........................................................  $    1,294  $     529    $     212
  Adjustments to reconcile net income to net cash from operating activities:
    Amortization.....................................................          97         58           45
    Realized capital gains...........................................                    (83)
    Changes in other operating assets and liabilities................        (277)       598          (90)
                                                                       ----------  ---------  -------------
      Net cash from operating activities.............................       1,114      1,102          167
                                                                       ----------  ---------  -------------
Cash flows from investing activities:
  Fixed income securities available for sale:
    Proceeds form sales..............................................                  3,015
    Investment collections...........................................         649        969          403
    Investment purchases.............................................     (42,729)    (3,737)      (6,996)
  Net change in short-term investments...............................         667     (1,102)        (489)
                                                                       ----------  ---------  -------------
      Net cash from investing activities.............................     (41,413)      (855)      (7,082)
                                                                       ----------  ---------  -------------
Cash flows from financing activities:
  Capital contribution...............................................      40,000     --            6,000
                                                                       ----------  ---------  -------------
      Net cash from financing activities.............................      40,000     --            6,000
                                                                       ----------  ---------  -------------
Net (decrease) increase in cash......................................        (299)       247         (915)
Cash at date of acquisition..........................................                                 967
Cash at beginning of period..........................................         299         52
                                                                       ----------  ---------  -------------
Cash at end of period................................................  $        0  $     299    $      52
                                                                       ----------  ---------  -------------
                                                                       ----------  ---------  -------------



                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

1.  BASIS OF PRESENTATION
    Glenbrook  Life  and  Annuity Company  (the  "Company") is  wholly  owned by
Allstate Life Insurance Company ("Allstate Life"), which is wholly owned by Allstate Insurance Company ("Allstate"), a wholly-owned subsidiary of The Allstate Corporation (the "Corporation"). In November 1994, Sears, Roebuck and Co. ("Sears") announced it intends to distribute in a tax-free dividend to its stockholders its 80.2% ownership interest of the Corporation (the "Distribution"). The Distribution is expected to occur in mid-1995, but is subject to market conditions, final approval by the Sears Board of Directors, any required regulatory approvals and a favorable tax ruling or legal opinion on the tax-free nature of the Distribution.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INVESTMENTS

    Fixed income securities include bonds and mortgage-backed securities. Fixed income securities which may be sold prior to their contractual maturity
("available for sale") are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a separate component of shareholder's equity. Provisions are made to write down the carrying value of fixed income securities for declines in value that are other than temporary.

Short-term investments are carried at cost which approximates fair value.

Investment income consists primarily of interest, which is recognized on an accrual basis. Interest income on mortgage-backed securities is determined on the effective yield method based on the anticipated repayment of principal. Realized capital gains and losses are determined on a specific identification basis.

    INCOME TAXES

    The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities and the enacted tax rates. Deferred income taxes also arise from unrealized capital gains or losses on fixed income securities carried at fair value.

    LIFE INSURANCE ACCOUNTING

    The Company sells long-duration contracts that do not involve significant risk of policyholder mortality or morbidity (principally single and flexible premium annuities) which are considered investment contracts.

    INVESTMENT CONTRACTS

    Payments received under investment contracts are recorded as interest bearing liabilities.

    CONTRACTHOLDER FUNDS

    Contractholder funds are reserves for investment contracts, which are equal to the account balance that accrues to the benefit of the contractholder. Credited interest rates on contractholder funds ranged from 3.0% to 7.45% for those contracts with fixed interest rates and from 4.25% to 8.1% for those with flexible rates during 1994.

3.  ACCOUNTING CHANGES
    Effective December 31, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

3.  ACCOUNTING CHANGES (CONTINUED)
requires that investments classified as available for sale be carried at fair value. Previously, fixed income securities classified as available for sale were carried at the lower of amortized cost or fair value, determined in the aggregate. Unrealized holding gains and losses are reflected as a separate component of shareholder's equity, net of deferred income taxes. The net effect of adoption of this statement increased shareholder's equity at December 31, 1993 by $693, with no impact on net income.

4.  RELATED PARTY TRANSACTIONS

    BUSINESS OPERATIONS AND REINSURANCE

    The Company utilizes services and business facilities owned or leased, and operated by Allstate in conducting its business activities. The Company reimburses Allstate for the operating expenses incurred by Allstate. The cost to the Company is determined by various allocation methods and is primarily related to the level of services provided. Investment-related expenses are retained by the Company. All other costs, including costs of retirement and other benefit programs, are assumed by Allstate Life under a reinsurance agreement.

The Company reinsures all of its insurance in force with Allstate Life, including business assumed on December 31, 1993 from Glenbrook Life Insurance Company, an affiliate. Contract charges, credited interest and the provision for policy benefits and other insurance reserves are 100% ceded to Allstate Life and reflected net of such cessions in the statements of income. Reinsurance recoverable from Allstate Life under reinsurance treaty and contractholder funds are reported separately in the statements of financial position.

Revenues ceded to Allstate Life consist of contract charges of $409 and $70 in 1994 and 1993, respectively. Benefits and expenses ceded to Allstate Life consist of paid benefits, credited interest and operating expenses. These benefits and expenses amounted to $26,177 and $2,162 in 1994 and 1993, respectively.

5.  INCOME TAXES
    The Corporation and its domestic subsidiaries (the "Allstate Group") join with Sears and its domestic business units (the "Sears Group") in the filing of a consolidated federal income tax return (the "Sears Tax Group") and are parties to a federal income tax allocation agreement (the "Tax Sharing Agreement"). As a member of the Sears Tax Group, the Company is jointly and severally liable for the consolidated income tax liability of the Sears Tax Group.

Under the Tax Sharing Agreement, the Company will pay to or receive from the Allstate Group the amount, if any, by which the Sears Group's federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. Effectively, this results in the Company's annual income tax provision being computed as if the Company filed a separate return, except that items such as net operating losses, capital losses, foreign tax credits, investment tax credits or similar items which might not be immediately recognizable in a separate return, are allocated according to the Tax Sharing Agreement and reflected in the Company's provision to the extent that such items reduce the Sears Tax Group's federal tax liability.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

5.  INCOME TAXES (CONTINUED)
Payments under the Tax Sharing Agreement generally are to be paid on each date on which a quarterly payment of estimated federal income tax is due, with any final settlement made after the consolidated return is filed. When a refund is received from the Internal Revenue Service as the result of any carryback, payment will be made to the members of the Sears Tax Group within 15 days after receipt of the refund.

In anticipation of the Distribution (see Note 1), the Allstate Group and Sears Group have entered into an agreement which governs their respective rights and obligations with respect to federal income taxes for all periods prior to the Distribution ("Consolidated Tax Years"). The agreement provides that all Consolidated Tax Years will continue to be governed by the Tax Sharing Agreement with respect to the Allstate Group's federal income tax liability and taxes payable to or recoverable from the Sears Group.

After the Distribution, the Allstate Group will no longer be included in the Sears Tax Group. The Company does not expect the impact of separation from the Sears Tax Group to be significant.

The components of the deferred income tax assets and liabilities at December 31, 1994 and 1993 are as follows:

                                                                                     1994       1993
                                                                                   ---------  ---------
Unrealized losses on fixed income securities available for sale..................  $     602  $  --
Other............................................................................          4
                                                                                   ---------  ---------
  Total deferred assets..........................................................        606     --
                                                                                   ---------  ---------
Unrealized gains on fixed income securities available for sale...................                  (373)
Amortization.....................................................................        (64)       (14)
Other............................................................................                    (3)
                                                                                   ---------  ---------
  Total deferred liabilities.....................................................        (64)      (390)
                                                                                   ---------  ---------
  Net deferred asset (liability).................................................  $     542  $    (390)
                                                                                   ---------  ---------
                                                                                   ---------  ---------

The Company paid income taxes of $57 in 1994 to Allstate under the Tax Sharing Agreement. The Company had an income tax payable to Allstate of $605 and $184 at December 31, 1994 and 1993, respectively.

The Company has not established a valuation reserve as it is more likely than not that the Company will produce sufficient taxable income in the future to realize the deferred tax asset.

The components of income tax expense are as follows:

                                                                                    FOR THE
                                                          YEAR ENDED DECEMBER     PERIOD FROM
                                                                  31,             APRIL 1, TO
                                                          --------------------   DECEMBER 31,
                                                            1994       1993          1992
                                                          ---------  ---------  ---------------
Current.................................................  $     652  $     290     $      67
Deferred................................................         71         17            58
                                                          ---------  ---------         -----
Income tax expense......................................  $     723  $     307     $     125
                                                          ---------  ---------         -----
                                                          ---------  ---------         -----

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

6.  INVESTMENTS

    FAIR VALUES

    The amortized cost, fair value and gross unrealized gains and losses for fixed income securities, which are designated as available for sale and carried at fair value, are as follows:

                                                            GROSS UNREALIZED
                                              AMORTIZED   --------------------    FAIR
AT DECEMBER 31, 1994                            COST        GAINS     LOSSES      VALUE
-------------------------------------------  -----------  ---------  ---------  ---------
U.S. Government and agencies...............   $  31,005   $      30  $   1,126  $  29,909
Mortgage-backed securities.................      20,522                    624     19,898
                                             -----------  ---------  ---------  ---------
  Totals...................................   $  51,527   $      30  $   1,750  $  49,807
                                             -----------  ---------  ---------  ---------
                                             -----------  ---------  ---------  ---------


AT DECEMBER 31, 1993
-------------------------------------------
U.S. Government and agencies...............   $   9,543   $   1,066  $  --      $  10,609
                                             -----------  ---------  ---------  ---------
                                             -----------  ---------  ---------  ---------

    SCHEDULED MATURITIES

    The scheduled maturities of fixed income securities available for sale at December 31, 1994 are as follows:

                                                                                FAIR
                                                              AMORTIZED COST    VALUE
                                                              --------------  ---------
Due in one year or less.....................................    $   --        $  --
Due after one year through five years.......................           393          399
Due after five years through ten years......................        21,951       21,174
Due after ten years.........................................         8,661        8,336
                                                              --------------  ---------
                                                                    31,005       29,909
Mortgage-backed securities..................................        20,522       19,898
                                                              --------------  ---------
  Total.....................................................    $   51,527    $  49,807
                                                              --------------  ---------
                                                              --------------  ---------

Actual maturities may differ from those scheduled as a result of prepayments by the issuers.

    UNREALIZED NET CAPITAL GAINS AND LOSSES

    Unrealized net capital gains and losses on fixed income securities available for sale included in shareholder's equity at December 31, 1994 are as follows:

                                                   AMORTIZED     FAIR     UNREALIZED NET
                                                     COST        VALUE    GAINS/(LOSSES)
                                                  -----------  ---------  --------------
Fixed income securities available for sale......   $  51,527   $  49,807    $   (1,720)
Deferred income taxes...........................                                   602
                                                                               -------
  Total.........................................                            $   (1,118)
                                                                               -------
                                                                               -------

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

6.  INVESTMENTS (CONTINUED)
The change in unrealized net capital gains and losses for fixed income securities is as follows:

                                                                               FOR THE
                                                      FOR THE YEAR ENDED     PERIOD FROM
                                                         DECEMBER 31,        APRIL 1, TO
                                                     --------------------   DECEMBER 31,
                                                       1994       1993          1992
                                                     ---------  ---------  ---------------
Fixed income securities available for sale.........  $  (2,786) $   1,076     $     (13)
Deferred income taxes..............................        975       (373)            3
                                                     ---------  ---------           ---
Change in unrealized net capital gains and
 losses............................................  $  (1,811) $     703     $     (10)
                                                     ---------  ---------           ---
                                                     ---------  ---------           ---

    INVESTMENT INCOME

    Investment income by investment type is as follows:

                                                              FOR THE             FOR THE
                                                             YEAR ENDED         PERIOD FROM
                                                            DECEMBER 31,        APRIL 1, TO
                                                        --------------------   DECEMBER 31,
                                                          1994       1993          1992
                                                        ---------  ---------  ---------------
Investment income:
  Fixed income securities.............................  $   1,984  $     729     $     395
  Short-term..........................................         48         35            13
                                                        ---------  ---------         -----
Investment income, before expense.....................      2,032        764           408
Investment expense....................................         15         11             3
                                                        ---------  ---------         -----
Investment income, less investment expense............  $   2,017  $     753     $     405
                                                        ---------  ---------         -----
                                                        ---------  ---------         -----

    REALIZED CAPITAL GAINS AND LOSSES

    Gross gains of $83 were realized on sales of fixed income securities, during 1993. No gross gains or losses were realized on such sales during 1994 and 1992.

    SECURITIES ON DEPOSIT

    At December 31, 1994, fixed income securities with a carrying value of $7,986 were on deposit with regulatory authorities as required by law.

7.  STATUTORY FINANCIAL INFORMATION
    The accompanying financial statements have been prepared on the basis of generally accepted accounting principles which vary from statutory accounting principles prescribed or permitted by regulatory authorities. The following tables reconcile net income and shareholder's equity as reported herein in

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

7. STATUTORY FINANCIAL INFORMATION (CONTINUED) conformity with generally accepted accounting principles with statutory net income and statutory capital and surplus, determined in accordance with principles prescribed or permitted by insurance regulatory authorities:

                                                                                         NET INCOME
                                                                            -------------------------------------
                                                                                  FOR THE             FOR THE
                                                                                 YEAR ENDED         PERIOD FROM
                                                                                DECEMBER 31,        APRIL 1, TO
                                                                            --------------------   DECEMBER 31,
                                                                              1994       1993          1992
                                                                            ---------  ---------  ---------------
Balance per generally accepted accounting principles......................  $   1,294  $     529     $     212
  Deferred income taxes...................................................         29          8            (9)
  Fixed income securities.................................................        (53)        27            26
  Statutory income from January 1, 1992 to March 31, 1992.................                                 123
  Non-admitted assets and statutory reserves..............................         15        (47)           31
                                                                            ---------  ---------         -----
Balance per statutory accounting practices................................  $   1,285  $     517     $     383
                                                                            ---------  ---------         -----
                                                                            ---------  ---------         -----

                                                                                       SHAREHOLDER'S EQUITY
                                                                                           DECEMBER 31,
                                                                                       --------------------
                                                                                         1994       1993
                                                                                       ---------  ---------
Balance per generally accepted accounting principles.................................  $  52,658  $  13,175
  Deferred income taxes..............................................................       (575)       530
  Fixed income securities............................................................      1,719     (1,179)
  Non-admitted assets and statutory reserves.........................................     (1,635)    (1,831)
                                                                                       ---------  ---------
Balance per statutory accounting practices...........................................  $  52,167  $  10,695
                                                                                       ---------  ---------
                                                                                       ---------  ---------

    PERMITTED STATUTORY ACCOUNTING PRACTICES

    Allstate and its life insurance subsidiaries prepare their statutory financial statements in accordance with accounting principles and practices prescribed or permitted by the insurance department of the applicable state of domicile. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners, as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

Allstate and its life insurance subsidiaries do not follow any permitted statutory accounting practices that have a material effect on statutory surplus or risk-based capital of any company individually or in the aggregate.

    DIVIDENDS

    The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements of the Company and other relevant factors. The payment of shareholder dividends by insurance companies without the prior approval of the state insurance regulator is limited to formula amounts based on net income and capital and surplus, determined in accordance with statutory accounting principles, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that the Company can distribute during 1995 without prior approval of both the Illinois and California Departments of Insurance is $5,217.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 1994 AND 1993
                         AND PERIOD FROM APRIL 1, 1992
                   (DATE OF ACQUISITION) TO DECEMBER 31, 1992
                                ($ IN THOUSANDS)

8.  FINANCIAL INSTRUMENTS
    In the normal course of business, the Company invests in various financial assets and incurs various financial liabilities. The fair value of all financial assets other than fixed income securities and all liabilities other than contractholder funds approximates their carrying value as they are short-term in nature.

Fair values for fixed income securities are based on quoted market prices. The December 31, 1994 and 1993 fair values and carrying values of fixed income securities are discussed in Note 6.

The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts. Reserves on investment contracts with no stated maturities (single premium and flexible premium deferred annuities) are valued at the fund balance less surrender charge. The fair value of immediate annuities and annuities without life contingencies with fixed terms are estimated using discounted cash flow calculations based on interest rates currently offered for contracts with similar terms and duration. Contractholder funds on investment contracts had a carrying value of $696,854 at December 31, 1994 and a fair value of $670,930. The carrying value and fair value at December 31, 1993 were $154,799 and $151,595, respectively.

9.  COMMITMENTS AND CONTINGENCIES
    The Company has no significant commitments or contingencies at December 31, 1994.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                           SCHEDULE IV -- REINSURANCE
                                ($ IN THOUSANDS)

                                   YEAR ENDED DECEMBER 31, 1994
---------------------------------------------------------------------------------------------------
                                                                                 GROSS                  NET
                                                                                AMOUNT      CEDED     AMOUNT
                                                                               ---------  ---------  ---------
Life insurance in force......................................................  $   1,250  $   1,250  $  --
                                                                               ---------  ---------  ---------
                                                                               ---------  ---------  ---------
Premiums and contract charges:
  Contract charges...........................................................  $     409  $     409  $  --
                                                                               ---------  ---------  ---------
                                                                               ---------  ---------  ---------


                                   YEAR ENDED DECEMBER 31, 1993
---------------------------------------------------------------------------------------------------
                                                                                 GROSS                  NET
                                                                                AMOUNT      CEDED     AMOUNT
                                                                               ---------  ---------  ---------
Life insurance in force......................................................  $   1,250  $   1,250  $  --
                                                                               ---------  ---------  ---------
                                                                               ---------  ---------  ---------
Premiums and contract charges:
  Life.......................................................................  $       6  $       6  $  --
  Contract charges...........................................................         70         70     --
                                                                               ---------  ---------  ---------
                                                                               $      76  $      76  $  --
                                                                               ---------  ---------  ---------
                                                                               ---------  ---------  ---------

                                     PERIOD FROM APRIL 1, 1992
                            (DATE OF ACQUISITION) TO DECEMBER 31, 1992
---------------------------------------------------------------------------------------------------
                                                                                 GROSS                  NET
                                                                                AMOUNT      CEDED     AMOUNT
                                                                               ---------  ---------  ---------
Life insurance in force......................................................  $   1,250  $   1,250  $  --
                                                                               ---------  ---------  ---------
                                                                               ---------  ---------  ---------
Premiums:
  Life.......................................................................  $       3  $       3  $  --
                                                                               ---------  ---------  ---------
                                                                               ---------  ---------  ---------

                       GLENBROOK LIFE AND ANNUITY COMPANY
                        STATEMENTS OF FINANCIAL POSITION

                                                                                  JUNE 30,
                                                                                 (UNAUDITED)   DECEMBER 31,
                                                                                    1995           1994
                                                                                -------------  -------------
                                                                                      ($ IN THOUSANDS)
Assets
  Investments
    Fixed income securities:
      Available for sale, at fair value (amortized cost $52,352 and
       $51,527)...............................................................  $      55,764   $    49,807
      Short-term..............................................................          1,922           924
                                                                                -------------  -------------
        Total investments.....................................................         57,686        50,731
  Reinsurance recoverable from Allstate Life Insurance Company................      1,041,226       696,854
  Net receivable from affiliates..............................................            239            88
  Other.......................................................................          2,215         4,007
                                                                                -------------  -------------
        Total assets..........................................................      1,101,366       751,680
                                                                                -------------  -------------
                                                                                -------------  -------------
Liabilities
  Contractholder funds........................................................  $   1,041,226   $   696,854
  Income taxes payable........................................................          2,627            63
  Other liabilities and accrued expenses......................................            218         2,105
                                                                                -------------  -------------
        Total liabilities.....................................................      1,044,071       699,022
                                                                                -------------  -------------
Shareholder's equity
  Common stock, ($500 par, 42,000 shares authorized, issued and
   outstanding)...............................................................          2,100         2,100
  Additional capital paid-in..................................................         49,641        49,641
  Unrealized net capital gains (losses).......................................          2,218        (1,118)
  Retained income.............................................................          3,336         2,035
                                                                                -------------  -------------
        Total shareholder's equity............................................         57,295        52,658
                                                                                -------------  -------------
        Total liabilities and shareholder's equity............................  $   1,101,366   $   751,680
                                                                                -------------  -------------
                                                                                -------------  -------------



                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                              STATEMENTS OF INCOME

                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                              JUNE 30,              JUNE 30,
                                                            (UNAUDITED)           (UNAUDITED)
                                                        --------------------  --------------------
                                                          1995       1994       1995       1994
                                                        ---------  ---------  ---------  ---------
                                                                     ($ IN THOUSANDS)
Revenues
  Investment income, less investment expense..........      1,022        210      2,018        455
                                                        ---------  ---------  ---------  ---------
Income before income taxes............................      1,022        210      2,018        455
Income tax expense....................................        363         78        717        167
                                                        ---------  ---------  ---------  ---------
Net income............................................  $     659  $     132  $   1,301  $     288
                                                        ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------



                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                            STATEMENTS OF CASH FLOW

                                                                                          SIX MONTHS ENDED
                                                                                        JUNE 30, (UNAUDITED)
                                                                                        --------------------
                                                                                          1995       1994
                                                                                        ---------  ---------
                                                                                          ($ IN THOUSANDS)
Cash flows from operating activities:
  Net income..........................................................................  $   1,301  $     288
  Adjustments to reconcile net income to net cash from operating activities:
    Amortization......................................................................        (19)       112
    Change in deferred income taxes...................................................         25         15
    Changes in other operating assets and liabilities.................................        497       (822)
                                                                                        ---------  ---------
      Net cash from operating activities..............................................      1,804       (407)
                                                                                        ---------  ---------
Cash flows from investing activities:
  Fixed income securities available for sale:
    Investment collections............................................................        685        436
    Investment purchases..............................................................     (1,491)    (1,531)
  Net change in short-term investments................................................       (998)     1,203
                                                                                        ---------  ---------
    Net cash from investing activities................................................     (1,804)       108
                                                                                        ---------  ---------
Net (decrease) in cash................................................................         (0)      (299)
Cash at beginning of period...........................................................          0        299
                                                                                        ---------  ---------
Cash at end of period.................................................................  $      (0) $       0
                                                                                        ---------  ---------
                                                                                        ---------  ---------



                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS

1.  FINANCIAL STATEMENTS

    The Statement of Financial Position as of June 30, 1995, the Statements of Income for the three-month and six-month periods ended June 30, 1995 and 1994, and the Statements of Cash Flows for the six-month periods then ended are unaudited. The interim financial statements reflect all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Glenbrook Life and Annuity Company 1994 Financial Statements. The results of operations for the interim periods should not be considered indicative of results to be expected for the full year.

2.  TRANSACTIONS WITH AFFILIATES

    Revenues ceded to Allstate Life Insurance Company consist of contract charges of $806,254 and $120,219 for the six-month periods ended June 30, 1995 and 1994, respectively. Benefits and expenses ceded to Allstate Life consist of paid benefits, credited interest on reinsured contracts and operating expenses. These benefits and expenses amounted to $29,889,515 and $8,907,705 for the six-month periods ended June 30, 1995 and 1994, respectively.

                                   APPENDIX A
                            MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I          =          the Interest Crediting Rate for the Account

N          =          the  number of whole and partial  years from the date we  receive the withdrawal or Death Benefit request, or from the Payout Start Date to the end of the Account's Guarantee Period; and

J          =          the Treasury Rate for a maturity  of length N for the week  preceding the receipt of the date  we determine  the Market Value Adjustment. If a note with a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

The Market Value Adjustment factor is determined from the following formula:

              .9 X (I-J) X N

Any amount withdrawn from the Account Value which is subject to a Market Value Adjustment will be multiplied by the Market Value Adjustment factor to determine the Market Value Adjustment.

                                  ILLUSTRATION

EXAMPLE OF MARKET VALUE ADJUSTMENT

Purchase Payment:  $10,000
Guarantee Period:  5 Years
Interest Rate:     5.50%
Full Withdrawal:   End of Contract Year 3

    NOTE: THIS ILLUSTRATION ASSUMES THAT PREMIUM TAXES WERE NOT APPLICABLE.

EXAMPLE 1: (Assumes declining interest rates)

Step 1:  Calculate Account Value at end of Contract Year 3:

                    = 10,000.00 X (1.055)3 = $11,742.41

Step 2:  Calculate the Free Withdrawal Amount:

Free Withdrawal Amount:

         = .10 X 10,000.00 = $1,000.00

Step 3:  Calculate the Withdrawal Charge:

                    = .06 X (11,742.41 - 1,000) = $644.54

Step 4:  Calculate the Market Value Adjustment:
         I = 5.50%
         J = 5.00%
         N = 5 years - 3 years = 2 years

Market Value Adjustment factor: .9 X (I-J) X N

         .9 X (.055 - .05) X 2 = .009

Market Value Adjustment = factor X amount subject to Market Value Adjustment:

         = .009 X (11,742.41 - 1,000) = $96.68

Step 5:  Calculate the actual amount received by customers as a result of a full withdrawal at the end of Contract Year 3:

         = 11,742.41 - 644.54 + 96.68 = $11,194.55

EXAMPLE 2: (Assumes rising interest rates)

Step 1:  Calculate Account Value at end of Contract Year 3:

         = 10,000.00 X (1.055)3 = $11,742.41

Step 2:  Calculate the Free Withdrawal Amount:

Free Withdrawal Amount:

         = .10 X 10,000.00 = $1,000.00

Step 3:  Calculate the Withdrawal Charge:

= .06 X (11,742.41 - 1,000) = $664.54

Step 4:  Calculate the Market Value Adjustment:
         I = 5.50%
         J = 6.00%
         N = 5 years - 3 years = 2 years

Market Value Adjustment factor: .9 X (I-J) X N

         = .9 X (.055 - .06) X (2) = -.009

Market Value Adjustment = factor X amount subject to Market Value Adjustment:

         = -.009 (11,742.41 - 1,000) = - $96.68

Step 5:  Calculate the net surrender value at end of Contract Year 3:

         = 11,742.41 - 644.54 - 96.68 = $11,001.19

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totalling $70,725 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees - $51,725; cost of printing and engraving - $7,000; legal fees - $10,000 (approximate); and accounting fees - $2,000.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-Laws of Glenbrook Life and Annuity Company ("Registrant") which are incorporated herein by reference as Exhibit (3), provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 EXHIBIT NO.                                             DESCRIPTION
-------------  ------------------------------------------------------------------------------------------------
       (1)     Form of Underwriting Agreement
       (2)     Not Applicable
       (3)     Articles of Incorporation, By-Laws*
       (4)     Form of Glenbrook Life and Annuity Flexible Payment Deferred Annuity Contract and Application**
       (5)     Opinion of General Counsel re: Legality**
       (6)     Not Applicable
       (7)     Not Applicable
       (8)     Not Applicable
       (9)     Not Applicable
      (10)     Reinsurance Agreement between Glenbrook Life and Annuity Company and Allstate Life Insurance
                Company*
      (11)     Not Applicable
      (12)     Not Applicable
      (13)     Not Applicable
      (14)     Not Applicable
      (15)     Not Applicable
      (16)     Not Applicable
      (22)     Not Applicable
      (23)(a)  Consent of Independent Public Accountants
      (23)(b)  Consent of Counsel
      (24)     Powers of Attorney***
      (26)     Not Applicable
      (27)     Financial Data Schedule
      (28)     Not Applicable
      (29)     Not Applicable
      (99)     Form of Resolution of Board of Directors

------------------------
  * Previously filed by Glenbrook Life and Annuity Company Variable Annuity Account with Form N-4 Registration Statement No. 33-60882 dated April 9, 1993.
 ** Previously  filed  by  Glenbrook  Life and  Annuity  Company  with  Form S-1
    Registration Statement No. 33-92842 dated May 30, 1995.
*** Powers of Attorney for Marla G. Friedman and G. Craig Whitehead filed herewith

ITEM 17.  UNDERTAKINGS.

The   undersigned  registrant,  Glenbrook  Life   and  Annuity  Company,  hereby
undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To  remove from registration by means  of a post-effective amendment any
        of  the  securities  being  registered   which  remain  unsold  at   the
        termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of Glenbrook Life and Annuity Company ("Registrant"), Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Township of Northfield, State of Illinois on August 15, 1995.

                                           GLENBROOK LIFE AND ANNUITY COMPANY

                                           By: ______/s/_MICHAEL J. VELOTTA_____
                                                      Michael J. Velotta
                                              VICE PRESIDENT, SECRETARY, GENERAL
                                                            COUNSEL
                                                         AND DIRECTOR
(SEAL)
     Attest: ________________________/s/_MARY J. MC_GINN________________________
                                      Mary J. McGinn
                                    ASSISTANT SECRETARY

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Pre-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                      TITLE                            DATE
-------------------------------------------  -------------------------------------------  ------------------

           */ LOUIS G. LOWER, II             Chief Executive Officer and Chairman
            Louis G. Lower, II                (Principal Executive Officer)                  August 15, 1995

           **/ MARLA G. FRIEDMAN             President, Chief Operating Officer and
             Marla G. Friedman                Director                                       August 15, 1995

           /s/MICHAEL J. VELOTTA             Vice President, Secretary, General Counsel
            Michael J. Velotta                and Director                                   August 15, 1995

            */ MYRON J. RESNICK              Treasurer and Director
             Myron J. Resnick                 (Principal Financial Officer)                  August 15, 1995

            */ PETER H. HECKMAN
             Peter H. Heckman                Vice President and Director                     August 15, 1995

          **/ G. CRAIG WHITEHEAD             Senior Vice President, Assistant Vice
            G. Craig Whitehead                President and Director                         August 15, 1995

             */ BARRY S. PAUL                Assistant Vice President
               Barry S. Paul                  (Chief Accounting Officer)                     August 15, 1995

 */ By   Michael  J.  Velotta,  previously  filed  with  Form  S-1  Registration
    Statement, Registration No.33-92842, May 30, 1995.
**/ Pursuant to Power of Attorney filed herewith.

                               INDEX TO EXHIBITS

    The following exhibits are filed herewith:

       (1)   Form of Underwriting Agreement
       (2)   Not Applicable
       (3)   Articles of Incorporation*
             By-Laws*
       (4)   Form of Glenbrook Life and Annuity Company Flexible Payment Deferred Annuity
              Contract and Application**
       (5)   Opinion of General Counsel re: Legality**
       (6)   Not Applicable
       (7)   Not Applicable
       (8)   Not Applicable
       (9)   Not Applicable
      (10)   Reinsurance Agreement between Glenbrook Life and Annuity Company and Allstate
              Life Insurance Company*
      (11)   Not Applicable
      (12)   Not Applicable
      (14)   Not Applicable
      (15)   Not Applicable
      (16)   Not Applicable
      (22)   Not Applicable
      (23)(a) Consent of Independent Certified Public Accountants
      (23)(b) Consent of Counsel
      (24)   Powers of Attorney***
      (26)   Not Applicable
      (27)   Financial Data Schedule
      (29)   Not Applicable
      (99)   Form of Resolution of Board of Directors

------------------------
  * Previously filed by Glenbrook Life and Annuity Company Variable Annuity Account with Form N-4 Registration Statement No. 33-60882 dated April 9, 1993.
 ** Previously  filed  by  Glenbrook  Life and  Annuity  Company  with  Form S-1
    Registration Statement No. 33-92842 dated May 30, 1995.
*** Powers of Attorney for Marla G. Friedman and G. Craig Whitehead filed herewith.